UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EVERBANK FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

To our Stockholders:

I am pleased to invite you to join me, our Board of Directors, executive management and other associates in our hometown of Jacksonville, Florida for the 2014 annual meeting of the stockholders of EverBank Financial Corp at 9:00 a.m., local time, on May 22, 2014, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, Florida 32202.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy materials to stockholders over the Internet. On April 1, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet and vote online. We believe the e-proxy process expedites stockholders’ receipt of proxy materials, offers a convenient way for stockholders to review the materials and vote electronically and substantially reduces our printing and mailing expenses. The Notice also contains instructions on how you can request paper copies of the proxy materials and annual report.

We hope that you will plan to attend the annual meeting. Your vote is important and in order to ensure a quorum, we urge you to vote as soon as possible, even if you plan to attend the meeting. The Notice and the proxy statement contain instructions on how you can vote your shares over the Internet, by telephone, or by mail if you request and receive a printed copy of the proxy card.

On behalf of the Board of Directors, thank you for your continued interest in and support of EverBank Financial Corp.

Sincerely,

Robert M. Clements

Chairman and Chief Executive Officer

April 1, 2014

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held May 22, 2014

The 2014 annual meeting of stockholders of EverBank Financial Corp (the “Company”) will be held at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, Florida 32202 at 9:00 a.m., local time, on May 22, 2014. The purposes of the meeting are as follows:

1.	To re-elect W. Blake Wilson, Mitchell M. Leidner, William Sanford and Richard P. Schifter as directors of the Company;

2.	To ratify the Audit Committee’s selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2014;

3.	To provide an advisory vote to approve executive compensation, commonly referred to as a “say on pay” vote;

4.	To provide an advisory vote on the frequency of “say on pay” votes; and

5.	The transaction of such other business as may properly come before the meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on March 26, 2014, as the record date for the annual meeting. This means that only stockholders of record at such time are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. A complete list of our stockholders of record entitled to vote at the annual meeting will be made available for inspection by any stockholder for ten days prior to the annual meeting at the principal executive offices of the Company and at the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., local time, and check-in will begin at 8:00 a.m., local time. Please allow ample time for the check-in process.

Whether or not you plan to attend the annual meeting, please submit your proxy with voting instructions prior to the meeting. You may vote over the Internet, by phone or by mail if you requested and received a printed proxy card or voter instruction form. This will not prevent you from voting in person at the annual meeting but it will help us to secure a quorum and avoid added solicitation costs.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas A. Hajda Executive Vice President, General Counsel and Corporate Secretary

April 1, 2014

AUDIT COMMITTEE REPORT	61

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	62

PROPOSAL 4 – ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES	63

ADDITIONAL INFORMATION	64

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS	64

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

EverBank Financial Corp is furnishing this proxy statement to its stockholders in connection with the 2014 annual meeting of stockholders (“Annual Meeting”) to be held on Thursday, May 22, 2014, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, Florida 32202, and at any adjournment or postponement thereof. In this proxy statement, the Board of Directors is referred to as the “Board” and EverBank Financial Corp is referred to as “we”, “us” or the “Company”.

The matters to be considered and acted upon at the Annual Meeting are:

1.	The re-election of four nominees as directors of the Company;

2.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	An advisory vote to approve executive compensation, commonly referred to as a “say on pay” vote;

4.	An advisory vote on the frequency of “say on pay” votes; and

5.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Your proxy is solicited on behalf of the Board. You may revoke your proxy at any time before it is voted at the Annual Meeting. You may submit your proxy by voting by telephone or on the Internet by following the instructions provided. If you requested and received a paper proxy card or voting instruction form, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. All properly submitted proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders with access to our proxy materials and annual report over the Internet rather than providing them in paper form. Accordingly, on April 1, 2014, the Company sent to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials via the Internet, rather than a printed copy of the proxy materials. Stockholders may also obtain a copy of the proxy materials and annual report in printed form by following the procedures set forth in the Notice.

INFORMATION ABOUT THE COMPANY

The Company, through its wholly-owned subsidiary EverBank, a federal savings bank organized under the laws of the United States, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investment products to consumers and businesses nationwide. EverBank provides services to customers through the Internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country. As of December 31, 2013, the Company had approximately $17.6 billion in assets and $13.3 billion in deposits.

The Company is a Delaware corporation, with its principal executive offices located at 501 Riverside Ave., Jacksonville, Florida 32202. Our corporate website address is www.abouteverbank.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this proxy statement.

VOTING, REVOKING AND SOLICITING PROXIES

What is a proxy?

A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf.

Why am I being provided this proxy statement?

The Board is soliciting proxies so that you can vote before the Annual Meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting to ensure that your vote will be counted.

Who are the stockholders of record entitled to vote?

The Board has fixed the close of business on March 26, 2014 as the record date for determination of holders of our common stock entitled to notice of and to vote at the Annual Meeting. Holders of our 6.75% Series A Non-Cumulative Perpetual Preferred Stock are not entitled to vote at the Annual Meeting.

What are my voting alternatives?

If you are the record holder of your shares on the record date, there are three ways you can vote by proxy:

Method	Process for Voting
By Internet	You may vote over the Internet by going to www.proxyvote.com and entering your 12 digit control number that appears on your e-mail notification or the Notice.
By Telephone	You may vote by telephone by calling 1-800-690-6903 and following the recorded instructions. If you vote by telephone, you will also need your control number referred to above.
By Mail	If you request printed copies of the proxy materials, you may vote by filling out the proxy card and sending it back in the envelope provided.

How do I vote shares held in street name?

If your shares are held in nominee or “street name”, you may vote your shares before the meeting by phone or over the Internet by following the instructions on the Notice or, if you received a voting instruction form from your brokerage firm, by mail by completing, signing and returning the form you received. Your voting instruction form will set forth whether Internet or telephone voting is available to you. Although most brokers and nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. We encourage you to record your vote through the Internet if such process is available to you.

What is my deadline for voting?

The deadline for voting by telephone or through the Internet is 11:59 P.M., Eastern Time, on May 21, 2014.

How can I revoke my proxy?

You can revoke your proxy at any time before the vote is taken at the Annual Meeting by submitting to the Company’s Corporate Secretary written notice of revocation or a properly executed proxy of a later date, or by attending the Annual Meeting and voting in person. Written notices of revocation and other communications about revoking proxies should be addressed to:

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, Florida 32202

Attention: Thomas A. Hajda, Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

On what proposals are the stockholders of record voting?

The stockholders of record will vote on the following proposals:

Proposal		Description	Board Recommendation
Proposal 1 Election of 4 Director Nominees	¡	The 4 directors named in this proxy statement have been nominated for reelection.	FOR
¡

Directors will be elected by a “plurality” of the votes cast at the Annual Meeting at which a quorum is present. This means that the 4 nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast.

	¡	There will be no cumulative voting in the election of directors.
Proposal 2 Ratify Auditors	¡	Ratify Deloitte & Touche LLP (the “Independent Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	FOR
	¡	Ratification of the Independent Auditor will be approved if the affirmative vote of a majority of the votes cast are voted “FOR” this proposal.
Proposal 3 “Say on Pay”	¡

Vote on a resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers, as discussed and disclosed in this proxy statement, commonly referred to as a “say on pay” vote.

FOR
	¡	The resolution to approve the compensation of the Company’s Named Executive Officers will be approved if the affirmative vote of a majority of the votes cast are voted “FOR” this proposal.
¡

The outcome of the vote is not binding on the Board. However, the Board values stockholders’ opinions and the Compensation Committee will take into account the outcome of this vote when determining future executive compensation arrangements.

Proposal 4 “Say on Frequency”	¡	Vote on an advisory basis, on the frequency with which a “say on pay” vote will be held in the future – either every year, every two years, or every three years.	EVERY YEAR
	¡	You are not being asked to approve or disapprove of the Board’s recommendation for a vote every year, but rather to indicate your preference as among the frequency options.
	¡	The frequency option that receives the affirmative vote of a majority of the votes cast is the one that will be deemed approved by the stockholders.
¡

The outcome of the vote is not binding on the Board. However, the Board values stockholders’ opinions and will take into account the outcome of this vote when determining how often to hold “say on pay” votes. A scheduling vote similar to this will occur at least once every six years.

How do I vote shares held in brokerage accounts?

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and you will receive the Notice from your broker or nominee (the “record holder”). As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

What is a broker non-vote?

A broker non-vote occurs when a broker or nominee that holds shares for a beneficial owner does not vote on a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal, as described in more detail below.

May my broker vote my shares if I am a beneficial owner and do not give the broker voting instructions?

If you are a beneficial owner and do not provide your broker or nominee with voting instructions, the ability of your broker or nominee to vote your shares depends on the type of proposal being considered. Therefore, if you hold your shares with a broker or nominee it is important to instruct the broker or nominee how to vote your shares.

Non-routine Matters.  Under the rules of the New York Stock Exchange (“NYSE”), a broker or nominee may not exercise discretionary voting power on non-routine matters. This means that your broker or nominee may not vote your shares regarding Proposal 1 (election of directors), Proposal 3 (“say on pay”) or Proposal 4 (“say on frequency”), each of which is a non-routine proposal, unless you return your voting instruction form or submit your voting instructions by telephone or over the Internet.

Routine Matters.  Brokers and nominees who are NYSE members have discretionary voting power only with respect to routine matters. Brokers and nominees are permitted to vote your shares even if you do not provide voting instructions solely with respect to Proposal 2 (ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Auditor).

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote for any proposal.

Furthermore, shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

How will my shares be voted?

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions received. If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s above recommendations.

What happens if other matters are presented for action at the Annual Meeting?

The Board is currently unaware of any other matters that may be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

How do I vote shares held in more than one account?

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper proxy materials (if so requested). To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How are proxies solicited and what are the costs?

We will bear the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing or otherwise distributing the Notice and proxy materials, as well as soliciting your vote.

We have requested that banks, brokers and other record holders send the Notice to the beneficial owners of the Company’s common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions.

We have also made arrangements with Morrow & Co., LLC to assist us in soliciting proxies and have agreed to pay that company $5,000 plus reasonable and customary expenses for these services. If necessary, we may also use several of our regular employees, without additional compensation, to solicit proxies from the Company’s stockholders, either personally or by telephone, e-mail or letter on the Company’s behalf.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor at:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Toll Free: (800) 278-2141

Collect: (203) 658-9400

What constitutes a quorum at the Annual Meeting?

The presence, in person or by properly executed or otherwise documented proxy, of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum at the Annual Meeting. The Company cannot hold the Annual Meeting unless a quorum is present. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present.

We urge you to vote promptly by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting.

How may I vote in person?

We recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. You may vote in person at the Annual Meeting if you are a stockholder of record on the record date. If your shares are held in street name, you will have to obtain a written proxy in your name from the record holder who holds your shares and bring that written proxy with you to the meeting.

How may I attend the Annual Meeting?

Only record or beneficial owners of the Company’s common stock as of the record date or their proxies may attend the Annual Meeting in person. Admission to the Annual Meeting will be on a first-come, first-served basis. When you arrive at the Annual Meeting, you will be requested to present photo identification, such as a driver license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account statement. Registration will begin one hour prior to the beginning of the meeting.

What are the rules of conduct when attending the Annual Meeting?

The use of cell phones (including camera phones), pagers, computers, PDAs, cameras, video or recording equipment, or any other electronic device is not permitted in the auditorium. Additional rules of conduct will be provided at the meeting. Failure to follow these rules can result in your removal from the meeting.

Notice and Access

The SEC notice and access rule allows us to furnish our proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, on April 1, 2014, we sent our stockholders by mail or e-mail the Notice containing instructions on how to access our proxy materials and annual report over the Internet and vote online.

The Notice is not a proxy card and cannot be used to vote your shares. If you received a Notice, you will not receive paper copies of the proxy materials or annual report unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice.

Electronic Access to Proxy Materials and Annual Report

You can elect to view the Company’s future proxy statements and annual reports through the Internet instead of receiving paper copies in the mail and thus save the Company the cost of producing and mailing these documents. There will be no additional charge for you to have electronic access through the Internet to our proxy materials and annual report.

If you are a registered stockholder and you choose to vote through the Internet, you can enroll to receive future proxy statements and annual reports electronically by following the prompt. After you enroll, you will receive an e-mail approximately four weeks before future meetings that will provide you with voting instructions and the Internet address for these documents.

If you enroll to view the Company’s future annual reports and proxy statements electronically and vote your proxy through the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, you should access www.proxyvote.com and follow the instructions to cancel your enrollment. If you hold your Company stock in nominee name, check the information provided by your nominee for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202 or call us at (877) 755-6722.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 15, 2014, the Company had 122,698,232 shares of common stock issued and outstanding. Only common stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Holders of our 6.75% Series A Non-Cumulative Perpetual Preferred Stock are not entitled to vote at the Annual Meeting.

Security Ownership of Certain Beneficial Owners

The following table sets forth the common stock beneficially owned as of March 15, 2014 by each stockholder known to the Company, based on public filings made with the SEC, to beneficially own 5% or more of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	No. of Shares of Common Stock	% of Class
Sageview Partners L.P.(1)	12,912,230	10.52%
Wellington Management Company, LLP (2)	10,345,939	8.43%
New Mountain Partners III, L.P.(3)	8,737,104	7.12%
TPG Funds(4)	8,737,103	7.12%

(1)

Sageview Capital Master, L.P. (“Sageview Master”), Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”), Sageview Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Partners L.P. Sageview A, Sageview B and Sageview C are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott M. Stuart, one of our directors, are managing and controlling persons of Sageview MGP. Each of Messrs. Gilhuly and Stuart disclaim beneficial ownership over the shares held by Sageview MGP except to the extent of their pecuniary interest therein. The address for Mr. Gilhuly is c/o Sageview Capital LP, 245 Lytton Avenue, Suite 250, Palo Alto, CA 94301. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.

(2)

Based solely upon information contained in the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) with the SEC on February 14, 2014. Wellington beneficially owned 10,345,939 shares of Common Stock as of December 31, 2013, with sole voting power over no shares, sole dispositive power over no shares, shared voting power over 9,754,195 shares and shares dispositive power over 10,345,939 shares. The address for Wellington is 280 Congress Street, Boston, MA 02210.

(3)

The general partner of New Mountain Partners III, L.P. is New Mountain Investments III, L.L.C., and the manager of New Mountain Partners III, L.P. is New Mountain Capital, L.L.C. Steven Klinsky is the managing member of New Mountain Investments III, LLC. New Mountain Investments III, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of New Mountain Partners III, L.P. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of New Mountain Partners III, L.P. in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly owned subsidiary of New Mountain Capital Group, LLC. New Mountain Capital Group, LLC is 100% owned by Mr. Klinsky. Since New Mountain Investments III, L.L.C. has decision-making power over New Mountain Partners III, L.P., Mr. Klinsky may be deemed to beneficially own the shares that New Mountain Partners III, L.P. holds of record or may be deemed to beneficially own. Mr. Klinsky, New Mountain Investments III, L.L.C. and New Mountain Capital, L.L.C. disclaim beneficial ownership over the shares held by New Mountain Partners III, L.P., except to the extent of their pecuniary interest therein. The address for New Mountain Partners III, L.P. is 787 Seventh Avenue, 49th Floor, New York, NY 10019.

(4)

Includes: (i) 6,963,236.42 shares of common stock held by TPG Partners VI, L.P. (“TPG Partners VI”), a Delaware limited partnership, whose general partner is TPG GenPar VI, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VI Advisors, LLC, a Delaware limited liability company; (ii) 1,747,421.43 shares of common stock held by TPG Tortoise AIV, L.P. (“TPG Tortoise”), a Delaware limited partnership, whose general partner is TPG Tortoise GenPar, L.P., a Delaware limited partnership, whose general partner is TPG Tortoise GenPar Advisors, LLC, a Delaware limited liability company; and (iii) 26,445.18 shares of common stock held by TPG FOF VI SPV, L.P. (“TPG FOF VI SPV” and, together with TPG Partners VI and TPG Tortoise, the “TPG Funds”), a Delaware limited partnership, whose general partner is TPG Advisors VI, Inc. The sole member of each of TPG GenPar VI Advisors, LLC and TPG Tortoise GenPar Advisors, LLC is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are directors, officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and TPG Advisors VI, Inc. and may therefore be deemed to be the beneficial owners of the common stock held by TPG Partners VI, TPG Tortoise and TPG FOF VI SPV. The address of TPG Group Holdings (SBS) Advisors, Inc., TPG Advisors VI, Inc. and Messrs. Bonderman and Coulter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

Security Ownership of Management and Directors

The following table sets forth information about the beneficial ownership of our common stock for each named executive officer, each director and director nominee, and all executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o EverBank Financial Corp, 501 Riverside Avenue, Jacksonville, Florida 32202.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the date of determination. The footnotes to the table indicate how many shares each person has the right to acquire within 60 days of March 15, 2014. The Company has based the calculation of the percentage of beneficial ownership on 122,698,232 shares of common stock outstanding as of March 15, 2014.

In computing the number of shares of common stock beneficially owned by a person identified in the table below and the percentage ownership of such person, the Company deemed outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 15, 2014. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any person not identified in the chart below.

Name and Address of Beneficial Owner	Shares Beneficially Owned As of March 15, 2014
	Number	Percentage
Named Executive Officers and Directors:
Robert M. Clements (1)	3,857,899	3.10%
W. Blake Wilson (2)	2,447,825	1.96%
Steven J. Fischer	3,500	*
Gary A. Meeks (3)	981,930	*
John S. Surface (4)	1,113,657	*
Gerald S. Armstrong (5)	413,311	*
Joseph D. Hinkel (6)	13,615	*
Merrick R. Kleeman (7)	257,984	*
Mitchell M. Leidner (8)	3,498,455	2.85%
W. Radford Lovett, II (9)	1,440,693	1.17%
Arrington H. Mixon	—	—
Robert J. Mylod, Jr. (10)	583,500	*
Russell B. Newton, III (11)	4,009,748	3.27%

Name and Address of Beneficial Owner	Shares Beneficially Owned As of March 15, 2014
	Number	Percentage
William Sanford (12)	3,615	*
Richard P. Schifter(13)	—	—
Alok Singh (14)	—	—
Scott M. Stuart (15)	12,912,230	10.52%
All directors and executive officers as a group (18 persons)	31,610,807	24.80%

* Less than one percent.

(1)

Consists of: (i) 2,132,899 shares of common stock, of which 70,404 are shares for which Mr. Clements acts as custodian on behalf of his three children; and (ii) options to purchase 1,725,000 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2014. Ann H. Clements, Mr. Clements’ wife, owns 996,675 additional shares of common stock in her own name, of which 199,980 are shares for which Mrs. Clements acts as custodian on behalf of their three children. Ann T. Clements, Mr. Clements’ daughter, owns 40,296 additional shares of common stock in her own name. Mr. Clements does not have any voting or dispositive power over the shares of common stock held by his wife or daughter and accordingly disclaims any beneficial ownership thereof.

(2)

Consists of: (i) 512,825 shares of common stock; and (ii) options to purchase 1,935,000 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2014. Of the 512,825 shares of common stock: Mr. Wilson (w) owns 420,474 with his spouse, Stephanie K. Wilson, as tenants by the entirety; (x) beneficially owns 10,977 shares of common stock as trustee of the Wilson Family Irrevocable Trust; (y) beneficially owns 53,563 shares of common stock as trustee of the W. Blake Wilson 5-Year Grantor Retained Annuity Trust; and (z) beneficially owns 27,811 shares of common stock as trustee of the W. Blake Wilson 2012 2-Year Grantor Retained Annuity Trust.

(3)

Consists of: (i) 681,930 shares of common stock held by the Gary A. Meeks Revocable Living Trust; (ii) options to purchase 300,000 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2014. Mr. Meeks does not have any voting or dispositive power over the shares of common stock held in either the Kerri E. Meeks 2012 Irrevocable Trust or the Kelly R. Ginel 2012 Irrevocable Trust, and accordingly disclaims any beneficial ownership thereof.

(4)

Consists of: (i) 318,657 shares of common stock, of which 19,257 shares are owned by Surface Investment Partnership, Ltd.; and (ii) options to purchase 795,000 shares of common stock that are currently exercisable or are exercisable within 60 days of March 15, 2014. Includes 239,800 shares of common stock pledged as security by Mr. Surface.

(5)	Includes 334,743 shares of common stock pledged as security by Mr. Armstrong. The address for Mr. Armstrong is 133 East 80 Street, New York, NY 10075.

(6)	The address for Mr. Hinkel is 919 Chestnut Avenue, Wilmette, IL 60091.

(7)

Mr. Kleeman also holds 37,000 Depositary Shares representing 1/1000th of a share of our 6.75% Series A Non-Cumulative Perpetual Preferred Stock. The address for Mr. Kleeman is c/o Wheelock Street Capital, 660 Steamboat Rd. 3rd floor, Greenwich, CT 06830.

(8)

Mr. Leidner is a partner at Aquiline Capital Partners LLC or Aquiline. Aquiline owns 3,498,455 shares of common stock, of which 2,243,376.62 shares of common stock are held by Aquiline Financial Services Fund L.P., 1,251,463.62 shares of common stock are held by Aquiline Financial Services Fund (Offshore) L.P. and 3,615 shares of common stock are held by Aquiline. Mr. Leidner disclaims beneficial ownership over the shares held by Aquiline, except to the extent of his pecuniary interest therein. The address for Mr. Leidner is c/o Aquiline Capital Partners LLC, 535 Madison Avenue, New York, NY 10022.

(9)

Consists of: (i) 3,615 shares of common stock; (ii) 594,532 shares of common stock held by the W. Radford Lovett II GST Exempt Trust, of which Mr. Lovett is the general partner; (iii) 810,450 shares of common stock held by Lovett Miller Venture Fund III, Limited Partnership, of which Mr. Lovett and Scott Miller are managing directors of Lovett Miller Venture Partners III, LLC, the general partner of Lovett Miller Venture Fund III, Limited Partnership; and (iv) 32,096 shares of common stock held by Lovett Miller & Co. Incorporated Profit Sharing Plan, FBO William Radford Lovett II. The address for Mr. Lovett is c/o Lovett Miller & Co., One Independent Dr., Suite 1600, Jacksonville, FL 32202.

(10)

Consists of 583,500 shares of common stock owned jointly with his wife Heather Mylod. The address for Mr. Mylod is c/o Annox Capital Management, Suite 101, 40701 Woodward Ave., Bloomfield Hills, MI 48304.

(11)

The 1995 Newton Family Limited Partnership, LLP owns 2,794,235 shares of common stock. Mr. Newton is the sole manager of Newton O5, LLC, the general partner of the Newton Family Limited Partnership, LLP. Timucuan Fund, L.P. owns 641,928 shares of common stock. Mr. Newton is the controlling partner of Timucuan Fund Management, L.P., the general partner of Timucuan Fund, L.P. R2 Partners owns 387,430 shares of common stock. Mr. Newton is one of two general partners of R2 Partners and owns 50% of the partnership units of R2 Partners. DV Properties, Inc. owns 186,155 shares of common stock. Mr. Newton is director and President of DV Properties, Inc. The address for Mr. Newton is c/o Timucuan Asset Management Inc., 200 West Forsyth St., Suite 1600, Jacksonville, FL 32202.

(12)	The address for Mr. Sanford is c/o Fairway Market, 2284 12th Avenue, New York, NY 10024.

(13)

Mr. Schifter is a senior advisor to TPG Capital, L.P., which is an affiliate of the TPG Funds. Mr. Schifter does not have voting or dispositive power over the shares held by the TPG Funds. The address for Mr. Schifter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(14)	The address for Mr. Singh is c/o Bridge Growth Partners, 787 Seventh Avenue, 34th Floor, New York, NY 10019. Mr. Singh will not stand for re-election at the Annual Meeting.

(15)

Consists of shares of common stock held by Sageview Partners L.P. Mr. Stuart is a Co-President of Sageview Capital MGP, LLC, which ultimately controls the general partner of Sageview Partners L.P. Mr. Stuart shares voting and dispositive power over the securities held by Sageview Partners L.P., however, he disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities, if any, to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

Based solely on a review of the forms filed during or with respect to fiscal year 2013 and written representations from the reporting persons, the Company believes that its officers and directors filed all required reports on a timely basis, except for one transaction that was not reported on a timely-filed Form 4 by Blake Wilson due to an administrative error. Such transaction was subsequently reported on Form 4.

PROPOSAL 1

ELECTION AND CLASSIFICATION OF DIRECTORS

Number and classes of directors

Our Board is authorized to have no fewer than seven members and no more than 15 members and is currently comprised of 14 members. In accordance with the terms of our Amended and Restated Certificate of Incorporation, our Board has been divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms.

The terms of five of our Class II directors expire at the Annual Meeting. One of these directors, Mr. Alok Singh, will not stand for re-election at the Annual Meeting. As a result, the Board has approved reducing the size of the Board from 14 members to 13 members, effective as of the date of the Annual Meeting. The Board has nominated the four persons listed herein to be re-elected as directors at the Annual Meeting, each for a term to expire in 2017. Each nominee currently is a member of the Board.

Term of directors

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor.

Changing the number of directors

The number of directors may be changed only by resolution of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

How persons named as proxies are intended to vote

Unless authority to vote is withheld, it is intended that the persons named as proxies in the accompanying form of proxy will vote to re-elect as a director each of the four nominees listed below. Each nominee who is elected will serve until the 2017 annual meeting of stockholders or until the nominee’s successor shall be elected and qualified to serve.

Board of Directors Recommendation

The Board unanimously recommends you vote “FOR” the election of all of the nominees as directors. Proxies will be voted FOR the nominees, unless otherwise directed.

Substitute nominees

If any nominee is not available for election, in its discretion, the Board may designate a substitute nominee. In that event, the proxies will be voted for such substitute nominee. All of the nominees have indicated to us that they will be available to serve as directors and therefore we do not anticipate that any substitute nominee or nominees will be required. The proxies will not be voted for more than four nominees.

Instructing your broker how you want to vote

Important:   Brokers holding shares beneficially owned by their clients will not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. Therefore, in order for your vote to be counted regarding the election of directors if your shares are held by a broker, you must provide instructions to your broker. Please instruct your broker how you want to vote by following the instructions contained in the Notice or voting instruction form provided by your broker.

Director nominees

Set forth below is the name of each nominee for election to the Board at the Annual Meeting and each member of the Board whose term will not expire at the Annual Meeting, as well as each such person’s age, his current principal occupation (for at least the past five years unless otherwise indicated), together with the name and principal business of the company employing such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships in other public companies or companies registered as an investment company under the Investment Company Act of 1940.

The Board believes that all of the nominees named below are highly qualified and each director’s specific experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director are also described. There are no family relationships among the Company’s directors and executive officers.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING WITH TERMS EXPIRING IN 2017 (Class II Directors)

W. Blake Wilson

Director since 2005

Age: 47

Board Committees:  None

Mr. Wilson has been a director and the President of EverBank Financial Corp since 2005 and has been Chief Operating Officer of EverBank Financial Corp since 2011. From January 2002 to 2011, Mr. Wilson served as our Chief Financial Officer. Our Board has concluded that Mr. Wilson should serve as a director because his many years of experience in the financial services industry, financial and accounting expertise and experience in senior corporate management positions provide our Board with valuable insights and perspectives concerning our business. Mr. Wilson has been involved in the financial services industry since 1989. Prior to joining the Company, Mr. Wilson was the Chief Financial Officer of HomeSide Lending, Inc. and served in various positions there since 1996. He was Vice President of Corporate Finance at Prudential Home Mortgage and also worked for KPMG Peat Marwick’s National Mortgage and Structured Finance Group in Washington, D.C. prior to joining HomeSide Lending. Mr. Wilson has also served on various industry advisory boards. Mr. Wilson received a B.A. in Accounting, cum laude, from the University of Utah.

Mitchell M. Leidner

Director since 2009

Age: 43

Board Committees:  Audit

Our Board has concluded that Mr. Leidner should serve as a director because his experience in the financial services and private equity industries, his financial expertise and his knowledge of the business of Tygris Commercial Finance Group, Inc., or Tygris, a commercial finance company we acquired in 2010, provide our Board with valuable insights into the financial services industry. Mr. Leidner is a partner with Aquiline Capital Partners LLC, a private equity firm that invests in financial services companies. He has worked in the financial services industry since 1993. Prior to joining Aquiline in 2005, Mr. Leidner worked at Venturion Capital LLC, a private equity firm that invested in financial services companies in North America and Europe, between 2000 and 2005. He also worked at Venturion from 1998 to 1999. From 1999 to 2000, Mr. Leidner was an investment specialist in The Blackstone Group, L.P.’s Alternative Asset Management group, where he focused on investing in hedge funds across various strategies. From 1995 to 1997, he was an associate at UBS Securities LLC in the Financial Institutions Group, where he focused on mergers and acquisitions and corporate finance assignments in the financial services industry. From 1993 to 1995, Mr. Leidner was an analyst at Alex. Brown & Sons, Inc. in the Financial Institutions Group, where he completed several sell-side advisory and capital raising assignments in the bank, thrift and specialty finance sectors. Mr. Leidner is the chairman of the board of FIFS Holdings Corp. and is a board member of CRT Greenwich LLC and HedgeServ Holdings L.P. Mr. Leidner is also on the management committee of Tourmalet Advisors L.P. Mr. Leidner received a B.S.E. in Finance and a B.A.S. in Engineering from the University of Pennsylvania and received an M.B.A. from the Columbia Business School.

William Sanford

Director since 2006

Age: 54

Board Committees:  Nominating and Corporate Governance

Our Board has concluded that Mr. Sanford should serve as a director because his experience in senior corporate management positions and his management and operational expertise provides our Board with valuable insight into similarly situated businesses. Mr. Sanford is currently the Interim Chief Executive Officer of Fairway Group Holdings Corp, and joined Fairway in 2008, serving as the President, Chief Financial Officer and Chief Administrative Officer.

From 1998 through 2008, he was with Interline Brands, Inc., a Jacksonville, Florida-based distributor and direct marketer of building maintenance products where he served as President, Chief Operating Officer and Secretary and previously as Chief Financial Officer. Mr. Sanford has worked in the wholesale distribution industry since 1984 and has held senior executive positions with Airgas, Inc. and MSC Industrial Direct. Mr. Sanford is a director of Exelligence Learning Corporation and Capital Safety Group. Mr. Sanford received a B.S. from Vanderbilt University.

Richard P. Schifter

Director since 2010

Age: 61

Board Committees:  Compensation

Our Board has concluded that Mr. Schifter should serve as a director because his experience serving on other companies’ boards of directors, his experience in private equity, his legal experience and his knowledge of the Tygris business provide our Board with a diverse understanding of the financial and legal issues affecting our business. He is a senior advisor to TPG Capital, a global private investment firm. Mr. Schifter was a partner at TPG from 1994 to 2013. Prior to joining TPG Capital, Mr. Schifter was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring. Mr. Schifter joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the Boards of Directors of American Beacon Advisors, LPL Investment Holdings, Direct General Corporation, ProSight Specialty Insurance Holdings and American Airlines Group and on the Board of Overseers of the University of Pennsylvania Law School. Mr. Schifter is also a member of the board of directors of the Youth, I.N.C. (Improving Non-profits for Children). Mr. Schifter received a B.A. with distinction from George Washington University and a J.D., cum laude, from the University of Pennsylvania Law School.

DIRECTORS WITH TERMS EXPIRING IN 2015 (Class III Directors)

Robert M. Clements

Director since 1997 (including predecessor companies)

Age: 51

Board Committees:  None

Mr. Clements has served as Chairman of the Board and Chief Executive Officer of EverBank Financial Corp and its predecessor companies since 1997. Mr. Clements joined the EverBank Financial Corp family of companies in 1994. Our Board has concluded that Mr. Clements should serve as Chairman of the Board based on the experience, operational expertise and continuity he brings to our Board as our longtime Chairman and Chief Executive Officer. Mr. Clements was previously a Vice President at Merrill Lynch & Co., where he was a member of the firm’s leveraged buyout group, Merrill Lynch Capital Partners, Inc. He is a former member of the Federal Reserve Board’s Thrift Institutions Advisory Council, and a former director of Fidelity National Financial, Inc., Fidelity National Information Services, Inc., Fortegra Capital and Columbia National Mortgage Corporation. Mr. Clements received a B.A. in Economics from Dartmouth College and an M.B.A. from Harvard Business School.

Merrick R. Kleeman

Director since 2009

Age: 50

Board Committees:  Nominating and Corporate Governance

Our Board has concluded that Mr. Kleeman should serve as a director because his experience in real estate private equity and his financial expertise provide our Board with valuable understanding of the market forces which affect our business. Mr. Kleeman is a founding partner of Wheelock Street Capital, L.L.C., a real estate private equity firm formed in 2008 to pursue a highly-focused, value oriented investment strategy. Prior to creating Wheelock Street Capital, Mr. Kleeman spent over 15 years working at Starwood Capital Group, where he served as Senior Managing Director and Head of Acquisitions. Mr. Kleeman led the acquisition of Westin Hotels & Resorts, National and American Golf, Le Meridien Hotels & Resorts in collaboration with Starwood Hotels, and the formation of Troon Golf and Starwood Land Ventures. Mr. Kleeman serves on the board of directors of Troon Golf and on the board of trustees of The Waterside School in Stamford, Connecticut. Mr. Kleeman received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

W. Radford Lovett, II

Director since 2004 (including predecessor companies)

Age: 54

Board Committees:  Risk

Our Board has concluded that Mr. Lovett should serve as a director because his many years of experience in private equity and his financial expertise provide our Board valuable insight concerning growth companies and issues related thereto. He is Managing Director and co-founding partner of Lovett Miller & Co., a Florida-based venture capital and private equity firm that invests in privately held companies primarily in the southeastern United States. Mr. Lovett has also served as founder, Chairman and Chief Executive Officer of two successful growth companies, TowerCom Development, LP, a developer of wireless communication infrastructure, and TowerCom Limited, a developer of broadcast communication towers. Mr. Lovett has served as a director of over 20 private companies, and currently serves on the board of directors of four private companies. Prior to co-founding Lovett Miller & Co., Mr. Lovett served as the President of Southcoast Capital Corporation, a Jacksonville-based holding company that invests in private companies, public companies and real estate. In addition, Mr. Lovett is currently a member of the Board of Trustees for the University of North Florida and formerly served as President of the Foundation Board and Co-Chairman of the University of North Florida’s Capital Campaign. He is also a former Chairman of the Youth Crisis Center and the Jacksonville Jaguars Honor Rows Program. Mr. Lovett received a B.A. from Harvard College.

Arrington H. Mixon

Director since 2013

Age: 53

Board Committees:  Audit and Risk

Our Board has concluded that Ms. Mixon should serve as a director because her experience holding senior management positions in banking and finance corporations and her service on the board of advisors of a large charitable foundation provides our board with great insight into operational issues with large bank and wealth management companies and valuable perspective regarding our business. Since 2011, Ms. Mixon has served as a Program Officer and Advisory Board Member for The Leon Levine Foundation and a Business Manager for L&L Management, Inc., a North Carolina corporation. Prior to working with The Leon Levine Foundation and L&L Management, Ms. Mixon was an executive with Bank of America Corporation from 1982 through 2009. While with Bank of America, Ms. Mixon served in various positions including as an executive in Enterprise Credit Risk, an executive in Global Portfolio Strategies, the Managing Director of European Global Markets, the Managing Director of Loan Syndications, and as a vice-president in a loan production office. Ms. Mixon received a B.A. in Economics magna cum laude, from the University of Virginia and a Masters in Finance from the Kellogg Graduate School of Management, Northwestern University.

Scott M. Stuart

Director since 2008

Age: 54

Board Committees:  Compensation Committee (Chair)

Our Board has concluded that Mr. Stuart should serve as a director because his experience in private equity and finance provides our Board with valuable perspective on the financial services industry and a deep understanding of how to continue to evaluate new opportunities related to our business. He is co-founder of Sageview Capital L.P., a private equity investment firm. Prior to co-founding Sageview Capital L.P. in 2006, Mr. Stuart worked for the global private equity firm Kohlberg Kravis Roberts & Co., L.P., or KKR, from 1986 to 2005. Mr. Stuart became a partner of KKR in 1994 and served on KKR’s investment committee from 2000 until 2005. From 2000 until his departure in 2005, Mr. Stuart was responsible for KKR’s industry groups in the utilities and consumer products sectors. Prior to joining KKR in 1986, Mr. Stuart worked from 1981 to 1984 in the Mergers and Acquisitions Department at Lehman Brothers Kuhn Loeb, Inc. Mr. Stuart served as a director of the Sealy Corporation from April 2004 through April 2009. Mr. Stuart is Sageview’s designated member of our Board, pursuant to the terms of the Transfer and Governance Agreement described in “Board Composition—Board Rights of Arena, Lovett Miller and Sageview” below. Mr. Stuart received a B.A. from Dartmouth College and an M.B.A. from Stanford University.

DIRECTORS WITH TERMS EXPIRING IN 2016 (CLASS I DIRECTORS)

Gerald S. Armstrong

Director since 2011

Age: 70

Board Committees:  Risk (Chair) and Audit

Our Board has concluded that Mr. Armstrong should serve as a director because his experience in private equity and serving on other companies’ boards of directors provides our Board with a variety of perspectives on management issues and valuable insights regarding our business. He has been a director of Cenveo, Inc., a diversified printing company, since 2007 and had also been a Managing Director of Arena Capital Partners, LLC, the management company for a private equity firm, Arena, that invested in both established companies and developing businesses, since 1997. Arena was dissolved in 2013. Prior to co-founding Arena, Mr. Armstrong was a Partner at Stonington Partners, Inc., a private equity partnership formed in 1994 out of Merrill Lynch Capital Partners, a private investment firm affiliated with Merrill Lynch & Co., where Mr. Armstrong had served as a Managing Director since 1988. Prior to Merrill, Mr. Armstrong served as President and Chief Operating Officer of PACE Industries, Inc., a holding company formed at the end of 1983. In past years, Mr. Armstrong has served on the boards of directors of First USA, Inc. (now a part of JPMorgan Chase & Co.), Ann Taylor Stores Corporation, World Color Press, Inc., and numerous private companies. Mr. Armstrong has also served as an officer in the United States Navy. Mr. Armstrong received a B.A. in English from Dartmouth College and an M.B.A. in Finance from New York University.

Joseph D. Hinkel

Director since 2011

Age: 65

Board Committees:  Audit (Chair)

Our Board has concluded that Mr. Hinkel should serve as a director because his many years of experience in public accounting provide our Board and our Audit Committee with valuable financial reporting and financial management expertise. He also provides oversight and direction to our Internal Audit Department. Mr. Hinkel has served as an independent financial consultant since November 2006. From June 2002 to October 2006, he was a Managing Director of KPMG, LLP. Prior to working at KPMG, LLP, he was employed by Arthur Andersen LLP from 1971 to 2002, and served as a partner from 1983 to 2002. Mr. Hinkel served as a director of Dayton Superior Corporation from 2007 to 2009. He received a B.S. in Business Administration from University of Dayton in 1971 and practiced as a certified public accountant from 1973 until 2009.

Robert J. Mylod, Jr.

Director since 2001 (including predecessor companies)

Age: 47

Board Committees:  Nominating and Corporate Governance (Chair)

Our Board has concluded that Mr. Mylod should serve as a director because his operational and financial management experience at priceline.com Incorporated, or priceline.com, as well as his experience in finance and private equity provide our Board with a variety of perspectives on corporate governance and management issues and valuable insights regarding our business. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles at priceline.com including Vice Chairman, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining priceline.com, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. Prior to Stonington Partners, Mr. Mylod was an associate with Merrill Lynch Capital Partners, the merchant banking division of Merrill Lynch & Co. Mr. Mylod is a member of the board of directors of several privately held companies in which Annox Capital Management or its affiliates are a principal investor. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

Russell B. Newton, III

Director since 2009

Age: 60

Board Committees:  Risk

Our Board has concluded that Mr. Newton should serve as a director because his many years of experience in investment management and his financial and accounting expertise provides our Board with a variety of perspectives into best market practices and valuable insights regarding our business. He is the Chairman and Chief Executive Officer of Timucuan Asset Management, Inc., or Timucuan, a privately owned investment management firm. Mr. Newton has been responsible for directing the investment activities of the Newton family since 1981. In 1988, Mr. Newton formed Timucuan to provide asset management services to those outside the Newton family. Mr. Newton also controls the general partner of The Timucuan Fund, L.P., which he formed in 1990, and Timucuan Opportunity Fund, L.P., which he launched in October 2001. Prior to 1981, Mr. Newton was employed as a public accountant by Peat Marwick Mitchell & Company. Mr. Newton received a B.A. from Bowdoin College and attended the Graduate School of Business Administration, New York University.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

The full Board met eight times during 2013. As of the date of this proxy statement, our Board has 14 directors. The Board will be reduced to 13 directors effective as of the date of the Annual Meeting. The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers are available on the Company’s website at www.abouteverbank.com in the Corporate Governance section of Investor Relations.

In accordance with NYSE listing standards and the Company’s Corporate Governance Guidelines, a majority of our directors are required to be independent from management. The Board has affirmatively determined that each of Messrs. Armstrong, Hinkel, Kleeman, Leidner, Lovett, Mylod, Sanford, Schifter, Singh and Stuart and Ms. Mixon is an independent director. All Board committees are chaired by independent directors. Additionally, all of the members of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee are independent.

Chairman of the Board and Chief Executive Officer

The Board is led by the Chairman. The Company’s by-laws provide that the Chairman will preside over each Board and stockholder meeting and will perform such other duties as determined by the Board. The by-laws provide that the Chief Executive Officer shall be the Chairman, unless the Board determines otherwise.

Robert M. Clements, the Chief Executive Officer of the Company, has served as Chairman of the Board since 1997. The Board believes that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer roles provides unity of vision for the leadership of the Company and allows one person to speak for and lead the Company and the Board.

The Board is aware of the potential conflicts that may arise when an insider chairs the Board, but believes these are offset by existing safeguards, which include the designation of a Lead Independent Director, regular meetings of the independent directors in executive session without the presence of insiders, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.

The Board also believes that the Company’s strong performance under Mr. Clements, especially during turbulent financial times, demonstrates the effectiveness of its leadership approach.

Lead Independent Director

The Company’s Corporate Governance Guidelines provide that when the Chairman is not independent, the independent members of the Board will appoint a “Lead Independent Director,” who is required to be an independent director. The Lead Independent Director coordinates the activities of the other non-employee directors, including:

¡

Ensuring that non-employee directors have adequate opportunities to meet and discuss issues in sessions of the non-employee directors without management present and, as appropriate, calls meetings of the non-employee directors;

¡	Presiding at all executive sessions of the non-employee directors;

¡	Serving as principal liaison between the non-employee directors and the Chairman;

¡	Consulting with the Chairman as to an appropriate schedule and agenda for each Board meeting;

¡	Monitoring the quality, quantity and timeliness of information sent to the Board;
¡	Presiding at all meetings of the Board at which the Chairman is not present;

¡	Facilitating and coordinating the work of Board committees;

¡	If requested by stockholders or employees, ensuring that he/she is available, when appropriate, for consultation and direct communication; and

¡	Performing such other duties and responsibilities as the Board may determine.

The independent directors of the Board have appointed Scott Stuart as the Company’s Lead Independent Director.

Director Attendance

In 2013, all directors attended at least 75% of the aggregate of the meetings held by the Board and by Committees of which they were members, with the exception of Mr. Kleeman.

Director Attendance at the Annual Meeting

Pursuant to the Company’s Corporate Governance Guidelines, it is the Company’s policy that directors attend the annual meeting of stockholders. Twelve of the fourteen directors attended the 2013 Annual Meeting of Stockholders either in person or via teleconference.

Meetings of Independent Directors

All non-management directors meet in executive sessions at each regular meeting of the Board, and are offered the opportunity to meet in executive sessions at regularly scheduled conference call meetings held by the Board. In addition, the “independent directors,” as defined in the NYSE rules, meet in executive session at least annually. The executive sessions of the non-management directors and the independent directors provide the opportunity for discussion of compensation, succession planning and other sensitive topics.

Board Committees

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. Our Board will establish such other committees as it deems appropriate, in accordance with applicable law and regulations, our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

Summary of Committees

The chart below lists the committee assignments for each Board committee. A summary of the primary responsibilities of each of the committees follows the chart.

Name of Director	Board Committees And Assignments
	Audit	Compensation	Nominating and Corporate Governance	Risk
Gerald S. Armstrong	X			Chair
Robert M. Clements(1)
Joseph D. Hinkel(2)	Chair
Merrick R. Kleeman			X
Mitchell M. Leidner	X
W. Radford Lovett, II				X
Arrington H. Mixon	X			X
Robert J. Mylod, Jr.		X	Chair
Russell B. Newton, III				X

Name of Director	Board Committees And Assignments
	Audit	Compensation	Nominating and Corporate Governance	Risk
William Sanford			X
Richard P. Schifter		X
Alok Singh(3)		X
Scott M. Stuart(4)		Chair
W. Blake Wilson

  (1) Chairman of the Board of Directors

  (2) Designated as Audit Committee Financial Expert

  (3) Mr. Singh will not stand for reelection at the Annual Meeting.

  (4) Lead Independent Director

Audit Committee

Committee Chair:  Joseph D. Hinkel

Additional Committee Members: Arrington H. Mixon, Gerald S. Armstrong and Mitchell M. Leidner

Meetings Held in 2013: 11

Primary Responsibilities:

Responsibilities	Description
Controls

Reviewing the adequacy and effectiveness of the Company’s accounting and internal controls and procedures, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function.

Management Review

Reviewing with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies.

Internal Audit	Direct supervision of the Company’s internal audit group.
Compliance	Reviewing and discussing with the Company’s independent auditors and management the Company’s compliance with the applicable regulatory requirements.
Investigations	Investigating matters brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary.
Financial Statements	Reviewing the Company’s annual and quarterly financial statements prior to their filing and prior to the release of earnings.
Charter	Reviewing and assessing the adequacy of the Committee’s formal written charter on an annual basis.
Reports	Preparing the Audit Committee report required by SEC rules to be included in the Company’s annual report.
Internal Auditors

Determining compensation of, and reviewing the performance of, the independent auditors, appointing or terminating the independent auditors and considering and approving, in advance, any services proposed to be performed by the independent auditors.

Independent Auditor Report

Reviewing an annual report from the independent auditors describing (i) the independent auditors’ internal quality-control review, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the past five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (iii) all relationships between the independent auditors and the Company.

Complaints and Submissions

Establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and (iii) the review, and if necessary investigations of material incidents reported through the MySafeWorkplace employee hotline channel.

Other	Handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time.

Committee Independence

Rule 10A-3 promulgated by the SEC under the Exchange Act and Section 303A.07 of the NYSE Listed Company Manual require our Audit Committee to be comprised entirely of independent directors. The Board has affirmatively determined that each of the current and incoming members of the Audit Committee will meet the definition of “independent director” under Section 303A.02 of the NYSE Listed Company Manual and for purposes of serving on an Audit Committee under applicable SEC rules.

Financial Expertise

The Board has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that Mr. Hinkel is qualified to serve as an “audit committee financial expert” under applicable SEC rules.

Committee Charter

The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab.

Compensation Committee

Committee Chair:  Scott M. Stuart

Additional Committee Members: Richard P. Schifter, Alok Singh and Robert J. Mylod, Jr.

Meetings Held in 2013: 4

Primary Responsibilities:

Responsibilities	Description
CEO	Reviewing and determining the annual compensation of the Company’s Chief Executive Officer.
Executive Compensation	Recommending to the Board the compensation and benefits of the Company’s executive officers other than the Chief Executive Officer.
Director Compensation	Recommending to the Board the compensation of the Company’s non-employee directors.
Compensation and Benefit Plans	Annually monitoring and reviewing the Company’s compensation and benefit plans to ensure that they meet corporate objectives.
Incentive Compensation Plans	Administering the Company’s equity and other incentive compensation plans and programs and preparing recommendations and periodic reports for the Board relating to these matters.
Severance and Terminations	Reviewing and making recommendations to the Board with respect to any severance or termination arrangement to be made with any executive officer.
Annual Report	Preparing the Compensation Committee report required by SEC rules to be included in the Company’s annual report.
Equity Compensation Plans

Reviewing all equity-compensation plans to be submitted for stockholder approval under NYSE listing standards, and reviewing, and in the Compensation Committee’s sole discretion, approving all equity-compensation plans that are exempt from such stockholder approval requirement.

Board Reports	Preparing recommendations and periodic reports for the Board concerning these matters.
Other	Handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

Committee Independence

The Board has evaluated the independence of the members of the Compensation Committee and has determined that each of the members of the Compensation Committee is “independent” under Section 303A.02 of the NYSE Listed Company Manual. The members of the Compensation Committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.

Compensation Consultant Independence

The Compensation Committee considered the independence of the Company’s consultant, Compensation Advisory Partners, LLC, or the “Compensation Consultant”, in light of new SEC rules and NYSE listing standards. The Compensation Committee received a letter from the Compensation Consultant addressing its independence, including the following factors:

¡	Other services provided to the Company by the Compensation Consultant

¡	Fees paid by the Company as a percentage of the Compensation Consultant’s total revenue

¡	Policies or procedures maintained by the Compensation Consultant that are designed to prevent a conflict of interest
¡	Any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee

¡	Any Company stock owned by the individual consultants involved in the engagement

¡	Any business or personal relationships between the Company’s executive officers and the Compensation Consultant or the individual consultants involved in the engagement

The Compensation Committee discussed the considerations above and concluded that the work of the Compensation Consultant did not raise any conflict of interest.

Committee Charter

The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab.

Nominating and Corporate Governance Committee

Committee Chair:  Robert J. Mylod, Jr.

Additional Committee Members: Merrick R. Kleeman and William Sanford

Meetings Held in 2013: 4

Primary Responsibilities:

Responsibilities	Description
Nominees	Recommending persons to be selected by the Board as nominees for election as directors by the stockholders and to fill any vacancies on the Board.
Size	Reviewing the size of the Board and recommending any changes.
Composition	Reviewing annually the composition of the Board as a whole and making recommendations.
Monitoring	Monitoring the functioning of the Board’s standing committees and recommending any changes, including the creation and elimination of any committee.
Assignments	Reviewing and recommending standing committee assignments.
Related Person Transactions	Reviewing and approving all related person transactions for potential conflicts of interest situations on an ongoing basis.
Compliance	Developing, reviewing and monitoring compliance with the Company’s Corporate Governance Guidelines.

Responsibilities	Description
Board Recommendations	Making recommendations to the Board regarding corporate governance based upon developments, issues and best practices.
Other	Handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by the Board from time to time.

Factors In Selecting Director Nominees

In selecting director nominees for recommendation to the Board, the Nominating and Corporate Governance Committee considers, among other things, the following factors:

¡	The appropriate size and diversity of the Board

¡	The knowledge, skills and expertise of nominees, including experience in banking, business, finance, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board
¡	Experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules

¡	Time availability in light of other commitments, dedication and conflicts of interests

¡	Other such relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board

Committee Independence

The Board has evaluated the independence of the members of the Nominating and Corporate Governance Committee and has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under Section 303A.02 of the NYSE Listed Company Manual.

Diversity

The Company has no formal policy regarding the diversity of the Board. The Nominating and Corporate Governance Committee and the Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include personal characteristics.

The Nominating and Corporate Governance Committee’s and the Board’s priority in selecting Board members is the identification of persons who will further the interests of the Company and the Company’s stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to the Company’s growth strategy.

Committee Charter

The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on the Company’s website at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab.

Risk Committee

Committee Chair:  Gerald S. Armstrong

Additional Committee Members: W. Radford Lovett, II, Arrington H. Mixon and Russell B. Newton, III

Meetings Held in 2013: 5

Primary Responsibilities:

Responsibilities	Description
Oversight

Oversee and develop enterprise risk management framework, including the significant policies, procedures and practices employed to manage various types of risk factors faced by the Company, including credit, pricing, compliance, reputational and liquidity risk.

Coordination With Other Committees

Our Risk Committee coordinates and shares information with other committees of the Board in order to carry out its duties, and reports to the Board periodically on its activities, findings and recommendations for the Company’s risk management policies.

Committee Charter

The Risk Committee operates pursuant to a written charter, which is available on the Company’s website at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab.

Risk Oversight

The Board oversees a company-wide approach to risk management, carried out by management. The Board and its Risk Committee determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular:

¡

Compensation Committee: The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers.

¡	Audit Committee. The Audit Committee oversees management of enterprise financial and certain related risks.

¡

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board, as well as potential conflicts of interests.

¡

Risk Committee. The Risk Committee oversees and evaluates the Company’s risk management framework and coordinates all actions of the other committees of the Board in this regard. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee will be or has ever been an officer or employee of the Company. None of the Company’s executive officers serve or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as a director on the Board or on the Compensation Committee.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to all of the Company’s officers and employees and a code of conduct for the directors. The code of business conduct and ethics for the Company’s officers and employees and the code of conduct for directors is available at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab. Any amendments to the code, or any waivers of its requirements, will be disclosed on the Company’s website.

Code of Ethics for Principal Executive and Senior Financial Officers

The Board has adopted a code of ethics that applies to the Company’s principal executive and senior financial officers. The code of ethics for the Company’s principal executive and senior financial officers is available at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab. Any amendments to the code, or any waivers of its requirements, will be disclosed on the Company’s website.

Corporate Governance Guidelines

The Board has adopted our Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of the Board and its committees. The Company’s Corporate Governance Guidelines are available at www.abouteverbank.com under the Corporate Governance section of the Investor Relations tab. Any amendments to the guidelines will be disclosed on the Company’s website.

Communications with Directors

The Company’s Corporate Governance Guidelines provide for written communications by stockholders or other interested parties to the Board. Persons wishing to write to the Board or the independent directors as a group, should send correspondence to the Corporate Secretary at EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202. All communications so received from stockholders or other interested parties will be processed by the Corporate Secretary and forwarded to the chair of the Nominating and Corporate Governance Committee, who will review and then report the same to the Board or the independent directors, as necessary.

Stockholder Nominations for Election to the Board

Any stockholder may nominate persons for election to the Board. In accordance with the Company’s by-laws, nominations must be made in writing and must be delivered to or mailed to and received by our Corporate Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which we first mailed or delivered our proxy materials or the Notice for the preceding year’s annual meeting of stockholders. The Company’s by-laws require that nominations include the following information: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class and total number of shares of all stock of the Company that are owned beneficially or of record by the proposed nominee and any affiliates or associates of the same; (iv) the name of each nominee holder of shares of stock of the Company owned beneficially but not of record by such proposed nominee, and the class and total number of shares of all stock of the Company held by such nominee holder; (v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such proposed nominee, or any affiliates or associates of such person, with respect to stock of the Company; (vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such proposed nominee, or any affiliates or associates of such proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such proposed nominee, or any affiliates or associates of such proposed nominee, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any affiliates or associates of such proposed nominee, with respect to stock of the Company; and (vii) any other information relating to the proposed nominee that Regulation 14A of the Securities Exchange Act of 1934, as amended, requires us to disclose in solicitations for proxies for the election of directors.

In addition, our by-laws require that the stockholder who nominates a director include in the notice: (i) the name and record address of such stockholder; (ii) the class and total number of shares of all stock of the Company that, are owned beneficially or of record by the stockholder and any affiliates or associates of the same; (iii) the name of each nominee holder of shares of stock of the Company owned beneficially but not of record by such stockholder, and the class and total number of shares of all stock of the Company held by such nominee holder; (iv) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (vi) a description of all agreements, arrangements, or understandings (whether written or oral) between such stockholder, or any affiliates or associates of such stockholder, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such stockholder, and any material interest of such stockholder, or any affiliates or associates of such stockholder, in such nomination, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder; (vii) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice; and (viii) any other information relating to the stockholder that Regulation 14A of the Securities Exchange Act of 1934, as amended, requires us to disclose in solicitations for proxies for the election of directors.

Any stockholder desiring to nominate a person for election to the Board at the 2015 annual meeting of stockholders must present such proposal to the Company at 501 Riverside Ave., Jacksonville, Florida 32202, no earlier than December 2, 2014 and no later than January 1, 2015 for the proposal to be considered for inclusion in the Company’s proxy statement for the 2015 annual meeting of stockholders.

BOARD RIGHTS WITH CERTAIN STOCKHOLDERS

Arena and Lovett Miller Board Rights

The Company is party to a Director Nomination Agreement with Arena, Lovett Miller Venture Fund II, Limited Partnership and Lovett Miller Venture Fund III, Limited Partnership, or together, Lovett Miller, dated as of April 5, 2012. Both Arena and Lovett Miller purchased securities issued by the Company’s predecessor entity in 2000 and 2002 and are currently two of the Company’s stockholders. Pursuant to the terms of the agreement, Arena had the right to designate a representative to be included in management’s slate of nominees recommended to stockholders of the Company for election as a member of the Board and each of Arena and Lovett Miller have the right to appoint an observer who is permitted to attend meetings of the Board. Arena’s and Lovett Miller’s rights under the agreement will terminate at such time as each owns less than 20% of the aggregate number of shares they held at the time of the initial public offering. As of March 15, 2014, Arena’s ownership had dropped below the 20% threshold, and as such, Arena’s rights under the agreement have terminated. In 2013, Arena distributed its shares and dissolved.

Sageview Board Rights

The Company is also party to a Director Nomination Agreement, dated as of April 5, 2012, with Sageview Partners L.P., or Sageview, pursuant to which Sageview has the right to designate a representative to be included in management’s slate of nominees recommended to stockholders of the Company for election as a member of the Board and an observer who is permitted to attend meetings of the Board. Sageview will continue to have rights under the agreement until such time as it no longer holds 10% of the aggregate number of shares it held at the time of the initial public offering. Scott M. Stuart is Sageview’s designated nominee on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the Director Nomination Agreements with each of Arena, Lovett Miller and Sageview described above and the director and executive officer compensation arrangements discussed below under “Executive Compensation,” the following is a description of transactions since January 1, 2013, including currently proposed transactions, to which we have been or are to be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or beneficial holders of more than 5% of the Company’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Registration Rights

The Company has entered into separate registration rights agreements with each of: (i) Arena and Lovett Miller; (ii) Sageview; and (iii) the former stockholders of Tygris. Under the terms of these agreements, certain holders of the Company’s common stock or their transferees are entitled to rights with respect to the registration of such shares, which we refer to as the Registrable Securities, under the Securities Act.

Arena/Lovett Miller

The Company entered into an Amended and Restated Registration Rights Agreement with Arena and Lovett Miller on November 22, 2002, which the Company further amended on July 21, 2008. Under that agreement, Arena and Lovett Miller, as holders of Registrable Securities, have the right to demand, on an aggregate of three occasions, that the Company use its commercially reasonable best efforts to register their Registrable Securities and maintain the effectiveness of the corresponding registration statement for at least 270 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if the Board believes, in good faith, that the registration would require the disclosure of non-public information and that such disclosure would materially adversely affect any material business opportunity, transaction or negotiation then contemplated. In addition, the Company may postpone the filing of such registration statement for up to 180 days if the Board believes, in good faith, that the registration is not then in our best interests. Arena and Lovett Miller have the right to select a lead underwriter for the demand offering, subject to the Company’s approval, which may not be unreasonably withheld.

If the Company registers any of its common stock either for its own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights in connection with registrations, filings or qualifications, must be paid by the Company.

Sageview

The Company entered into a Registration Rights Agreement with Sageview on July 21, 2008. Under that agreement, Sageview has the right to demand, on an aggregate of three occasions, that we use our reasonable best efforts to register its Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if the Board believes, in good faith, that the registration would either materially adversely affect or materially interfere with a material financing or other material transaction, or require disclosure of non-public information which would materially adversely affect us. If the Company is eligible to file a shelf registration statement on Form S-3, Sageview may request that we register its Registrable Securities on a Form S-3. Sageview has the right to select underwriters for demand offerings, subject to our approval, which may not be unreasonably withheld.

If the Company registers any of its common stock either for its own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights in connection with registrations, filings or qualifications, must be paid by the Company.

Former Tygris Stockholders

The Company entered into a Registration Rights Agreement with Tygris on October 20, 2009 in connection with the Tygris acquisition. Under that agreement, former Tygris stockholders who are holders of Registrable Securities have the right to demand, on an aggregate of three occasions, that the Company use its reasonable best efforts to register their Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if our Board believes, in good faith, that the registration would either materially adversely affect or materially interfere with a material financing or other material transaction or require disclosure of non-public information which would materially adversely affect the Company. If the Company is eligible to file a shelf registration statement on Form S-3, the former Tygris stockholders may request that the Company register their Registrable Securities on a Form S-3. The holders of a majority of the former Tygris stockholders’ Registrable Securities covered by a demand registration have the right to select the underwriters for such offerings, subject to our approval, which may not be unreasonably withheld.

If the Company registers any of its common stock either for its own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights in connection with registrations, filings or qualifications, must be paid by the Company.

In addition to the Registration Rights Agreement entered into with Tygris in connection with the Tygris acquisition, the Company entered into a separate Registration Rights Agreement on August 27, 2012 with the former Tygris stockholders participating in the escrowed cash conversion transaction pursuant to which $48.7 million of escrowed cash was converted into 4,032,662 shares of our common stock. The terms of this 2012 Registration Rights Agreement are substantially identical to the terms of the Registration Rights Agreement entered into in connection with the Tygris acquisition.

Related Party Transactions

Loans to Related Parties

Lauren Fant, the sister of W. Radford Lovett, II, a director of the Company, has an outstanding loan with EverBank. The loan, which accrued interest at an annual rate of 3.25%, had an aggregate balance (including accrued interest) of $1,283,148 as of December 31, 2013, and the largest aggregate amount of principal outstanding on the loan during the last fiscal year was $1,311,448. During 2013, $28,301 of principal was repaid on the loan, and $45,967 of interest was paid to EverBank.

Related Party Employees

Christian Kren, the brother-in-law of W. Blake Wilson, the Company’s President and Chief Operating Officer, is employed as the Manager of Accounting/Finance Special Projects/Lending Team at EverBank, and received a salary and incentives of approximately $137,000 in 2013, as well as benefits consistent with those provided to other employees with equivalent qualifications and responsibilities.

Other Relationships

Relationship with HGL Properties LP, Ltd.

The Company leases office space from HGL Properties LP, Ltd. The general partner of HGL Properties LP, Ltd. is HGL Properties GP, Inc. Russell B. Newton, III is a director of the Company and is a shareholder of HGL Properties GP, Inc. In addition, Mr. Newton’s father is also a shareholder of HGL Properties GP, Inc. Together with his father, Mr. Newton owns approximately 64% of HGL Properties GP, Inc. In addition, Mr. Newton and his family members have an interest as limited partners of HGL Properties LP, Ltd. In total, Mr. Newton directly owns approximately 9.23% of HGL Properties LP, Ltd., and his immediate family members own approximately 43.0% of HGL Properties LP, Ltd. The Company believes the rental payments due under the several leases we have with HGL Properties LP, Ltd. are based on market rates and are commensurate with rental arrangements that would be obtained in arm’s-length negotiations with an unaffiliated third party. The leases contain customary terms and are filed as exhibits to the Company’s SEC filings. We paid rent to HGL Properties LP, Ltd. in the amount of $1,562,732 for the year ended December 31, 2013.

Relationship with Frilot, L.L.C.

Frilot, L.L.C. serves as the Company’s principal outside counsel for labor and employment matters and assists us on various other litigation and commercial matters from time to time. Miles P. Clements is the brother of Robert M. Clements, the Company’s Chairman of the Board and Chief Executive Officer, and is a partner and a member of the management committee of Frilot, L.L.C. The Company paid fees and related expenses to Frilot, L.L.C. for legal services rendered in the amount of $648,120 for the year ended December 31, 2013.

Relationship with Great Meadows I LLC and Great Meadows II LLC

Great Meadows I LLC and Great Meadows II LLC are parties to a commercial loan agreement with EverBank. David Surface, the brother of John S. Surface, the Company’s Executive Vice President, holds a 5% interest in Great Meadows I LLC and Great Meadows II LLC, and he is the President of both entities. The largest aggregate balance under the loan agreement (including accrued interest) during the last fiscal year was $3,910,000, and the loan has an interest rate of 4.0%. During the last fiscal year, $0 of principal had been repaid, $158,572 of interest had been paid and $3,910,000 remained outstanding. The loan was made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal collection risk or present other unfavorable features.

Relationships in the Ordinary Course

The Company has had, and may be expected to have in the future, lending relationships in the ordinary course of business with the Company’s directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. The lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the Company and do not involve more than normal collection risk or present other unfavorable features.

Policy Concerning Related Party Transactions

The Company has adopted a formal written policy concerning related party transactions. A related party transaction is a transaction, arrangement or relationship that involves (i) the Company or a consolidated subsidiary (whether or not the Company or the subsidiary is a direct party to the transaction), on the one hand, and (a) a director or executive officer of the Company, his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (b) any person who is the beneficial owner of more than 5% of the Company’s voting securities or a member of the immediate family of such person, on the other hand, and (ii) exceeds $120,000, exclusive of employee compensation and directors’ fees. A copy of the Company’s policy may be found at www.abouteverbank.com.

The policy assigns to the Nominating and Corporate Governance Committee the duty to ascertain that there is an ongoing review of all related party transactions for potential conflicts of interest and requires that the Nominating and Corporate Governance Committee approve any such transactions. The Company’s Nominating and Corporate Governance Committee evaluates each related party transaction for the purpose of recommending to the disinterested members of the Board whether the transaction is fair, reasonable and within the policy, and should be ratified and approved by the Board. Relevant factors include the benefits of the transaction to the Company, the terms of the transaction, whether the transaction was on an arm’s-length basis and in the ordinary course of the Company’s business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards.

Management provides the Nominating and Corporate Governance Committee with ongoing information pertaining to related party transactions, as necessary. Related party transactions entered into, but not approved or ratified as required by the policy concerning related party transactions, will be subject to termination by the Company or the relevant subsidiary, if so directed by the Nominating and Corporate Governance Committee or the Board, taking into account factors as such body deems appropriate and relevant.

EXECUTIVE OFFICERS

The Board elects executive officers annually following the annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he holds with the Company. For information regarding Messrs. Clements and Wilson, please refer to the section “Director Nominees- Nominees For Election at the Annual Meeting With Terms Expiring in 2017 (Class II Directors)” and “Director Nominees- Directors With Terms Expiring in 2015 (Class III Directors)” above.

Name	Age	Position(s)

Robert M. Clements	51	Chairman of the Board and Chief Executive Officer
W. Blake Wilson	47	Director, President and Chief Operating Officer
Steven J. Fischer	44	Executive Vice President and Chief Financial Officer
Gary A. Meeks	68	Vice Chairman and Chief Risk Officer
John S. Surface	42	Executive Vice President
Thomas A. Hajda	56	Executive Vice President and General Counsel

Steven J. Fischer.

Mr. Fischer has served as Executive Vice President and Chief Financial Officer of EverBank Financial Corp since 2011. Prior to joining the Company, Mr. Fischer was a partner in the Florida/Puerto Rico practice of Deloitte & Touche LLP since 2004, having joined Deloitte in 1992. He has over 18 years of public accounting experience and has provided advisory, attest and consulting services to clients primarily in the financial services industry. Mr. Fischer received a B.S. in Accounting and Finance from Florida State University and is a certified public accountant in Florida and Georgia.

Gary A. Meeks.

Mr. Meeks has served as Vice Chairman of EverBank Financial Corp since 2005 and has served as Vice Chairman and Chief Risk Officer of EverBank Financial Corp since 2010. He has been involved in the mortgage banking industry since 1973 and is a Certified Mortgage Banker. Mr. Meeks joined the Company’s predecessor company in 1989 as President and Chief Executive Officer, having previously served in that capacity for Numerica Financial Services, Inc. Prior to entering the mortgage banking industry, Mr. Meeks was an officer in the U.S. Air Force from 1969 to 1972, where he attained the rank of Captain. Mr. Meeks received a B.B.A. and an M.B.A. from the University of Georgia.

John S. Surface.

Mr. Surface has served as Executive Vice President - Corporate Development of EverBank Financial Corp since 2004. He manages the Company’s business development, partnership and mergers and acquisitions activities. He has been with the Company for 14 years and served previously as Vice President of Asset Management for the EverBank Financial Corp family of companies. In addition, he previously worked as an Associate at TSG Equity Partners, a venture capital investment firm. Mr. Surface has served on various nonprofit housing boards, including HabiJax and LISC Jacksonville, and serves on the Williams School Board of Advisors for Washington and Lee University. Mr. Surface received a B.S. in Business Management, magna cum laude and Phi Beta Kappa, from Washington and Lee University and an M.B.A. from Harvard Business School.

Thomas A. Hajda.

Mr. Hajda joined the Company in 2002. He has served as Executive Vice President, General Counsel and Secretary of EverBank Financial Corp since 2012, and prior to that he served as Senior Vice President, General Counsel and Secretary. He leads the Company’s legal, compliance, quality control/ regulatory monitoring and testing departments. Prior to joining the Company, Mr. Hajda was Senior Vice President and Deputy General Counsel of HomeSide Lending, Inc. from 1993 to 2002, where he was principally responsible for mergers and acquisitions, corporate governance, consumer regulatory matters and strategic initiatives, including e-commerce, Internet-related, and intellectual property matters. Prior to HomeSide, Mr. Hajda was Senior Counsel at Bank of Boston, where he served as the senior legal officer for Bank of Boston’s corporate acquisitions and mergers, banking services, mortgage banking, credit card, merchant credit card, consumer lending, deposit operations, marketing, cash management, coin and currency, and related retail banking divisions. Prior to Bank of Boston, Mr. Hajda was an associate at the law firm of Hinckley, Allen, Snyder & Comen where he concentrated in financial services law, with special attention to bank regulatory matters, interstate banking issues, branch banking issues and consumer regulatory matters. Mr. Hajda received his Bachelor of Arts, magna cum laude, from Brown University and Doctor of Jurisprudence, magna cum laude, from the Indiana University Maurer School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, or CD&A, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executives, and the material factors that we considered in making those decisions. Following this CD&A, you will find a series of tables containing specific data about the compensation earned or paid in 2013 to the following individuals, to whom we refer as our “Named Executive Officers”:

Name	Title
Robert M. Clements	Chairman of the Board and Chief Executive Officer
W. Blake Wilson	President and Chief Operating Officer
Gary A. Meeks(1)	Vice-Chairman and Chief Risk Officer
John S. Surface	Executive Vice President, Corporate Development
Steven J. Fischer	Executive Vice President and Chief Financial Officer

(1) Mr.	Meeks will be retiring from the Company effective as of April 30, 2014.

You should read this CD&A section of the Proxy Statement in conjunction with “Proposal 3—Advisory Vote to Approve Executive Compensation,” commonly referred to as a “say on pay” vote. This CD&A contains information that is relevant to your voting decision.

EXECUTIVE SUMMARY

Compensation Philosophy

Our compensation program is designed to attract and retain the top level of our management, whom we refer to as Executive Management, of the caliber and experience necessary to ensure our success, directly link pay to our performance, and create long-term value for our stockholders. This philosophy is reflected in the following guiding design principles:

Category	Description
Align Pay with Performance and Reinforce Business and Growth Strategies

We have structured our compensation program so that a significant percentage of each executive’s total compensation is “at risk” based on our corporate performance and, in certain cases, individual performance. Our compensation program is designed to reward desired performance and individual contributions, in each case, that promote our business and growth strategies.

Balance Short-and Long-Term Incentives

In order to both further align the interests of our executives with our stockholders and promote increased stock ownership levels among our executives, we strive to provide a balanced mix of short-term incentive awards, such as annual cash incentive awards, and long-term equity incentive awards, such as stock options and restricted stock units.

Provide Competitive Compensation

In order to attract and retain qualified talent, we endeavor to maintain compensation levels that are competitive with our peers. To this end, we reviewed a comparative analysis of our executive compensation practices against the practices of a peer group comprised of companies similar to us in both growth strategy and business demographics.

Balance Risk and Return	Our compensation program integrates certain risk mitigation features designed to balance risk and financial results in a manner that does not encourage executives to expose us to imprudent risks.

2013 Performance and Financial Highlights

In 2013, we executed on several key strategic initiatives designed to: (i) focus on our core banking and lending clients; (ii) simplify our earnings profile; and (iii) enhance operating efficiencies by exiting non-core businesses. The diversity and flexibility of our business model allowed us to enhance our profitability and value proposition for our stockholders while completing these significant repositioning activities. We believe we are well positioned for sustainable organic growth across our business channels and continued long-term success.

Operating Performance(1)

Metric	Performance
Net Income and Adjusted Net Income	Increased GAAP net income to $137 million and adjusted net income to $148 million for the year ending December 31, 2013, an increase of 85% and 3%, respectively, from the prior year.
Earnings Per Share	For the full year 2013, GAAP diluted earnings per share was $1.02, a 70% increase from 2012. Adjusted diluted earnings per share was $1.11, a 13% decrease from 2012.
Return on Equity and Adjusted Return on Equity	Achieved a return on equity, or ROE, of 9.11% and an adjusted ROE, of 9.89% for 2013.
Organic Asset Generation	Increased total organic asset generation to $12.8 billion for the year ending December 31, 2013, up 8% from the prior year.
Credit Quality	Decreased our adjusted non-performing assets as a percentage of total assets from 1.08% as of December 31, 2012 to 0.65% as of December 31, 2013.
Capital Ratios	Strong liquidity and capital position with bank tier 1 leverage ratio of 9.0% and bank total risked-based capital ratio of 14.3% as of December 31, 2013.

(1)

Certain operating performance metrics are non-GAAP financial measures. For a more detailed discussion of these items, including a discussion of why we believe these items are meaningful and a reconciliation of each of these items to the most directly comparable GAAP, financial measure, see pages 36-39 of our annual report on Form 10-K filed with the SEC on February 28, 2014.

Strategic Objectives

Strategic Area		Performance
Home Lending	¡	Business Channels. Expanded our retail home lending capabilities nationwide while at the same time exited our wholesale broker business.
¡

Residential Mortgage Securitizations. Accessed the capital markets by sponsoring two private securitization transactions of residential mortgage pass–through certificates totaling approximately $610 million on a servicing-retained basis.

Residential Mortgage Servicing	¡

Mortgage Servicing Transactions. Entered into definitive agreements with Green Tree Servicing, LLC, or Green Tree to: (i) sell to Green Tree certain mortgage servicing rights; (ii) sell to Green Tree EverBank’s default servicing platform, and certain related assets; and (ii) engage Green Tree to sub-service on EverBank’s behalf certain residential mortgage loans securitized in Ginnie Mae pools.

	¡	Independent Foreclosure Review Settlement. Entered into a settlement agreement with the OCC and Federal Reserve to end the independent foreclosure review.
Commercial Lending	¡	Business Channels. Realigned our three commercial lending businesses into a single business unit to improve scale and sharpen client focus.
¡

Sale of Distressed Commercial Real Estate Assets. Completed the sale of substantially all of our distressed commercial real estate assets. This transaction allows us to: (i) better focus on our core commercial clients; and (ii) realize a meaningful reduction of noninterest expense in the future.

Terminate Loss Share with FDIC

Reached an agreement with the Federal Deposit Insurance Corporation, or FDIC, to terminate the loss sharing agreements entered into with the FDIC in connection with the May 2010 Bank of Florida acquisition.

Balance Sheet Management	Used excess cash to retire nearly $800 million in higher-cost wholesale borrowings, which will increase our net interest income and net interest margin in the future.

Staffing Optimization	Optimized our staffing levels to align with industry lending volume expectations and reflect our exiting from non-core businesses.

Ongoing Regulatory Requirements	Expended considerable time and resources to ensure compliance with various new mortgage lending and mortgage servicing regulatory requirements and Dodd-Frank Act stress testing reporting requirements.
Increase Quarterly Dividends	Increased the size of our quarterly common stock dividend from $0.02 per share to $0.03 per share commencing in third quarter of 2013.

Elements of Our Compensation Program

Base salary, annual cash bonuses and long-term incentive stock awards comprise the total direct compensation for our Named Executive Officers. We believe these components allow us to retain our talented executives and align with short-term and long-term stockholder value. The table below provides a summary of the components of total direct compensation for 2013.

Element		What the Element Rewards		Purpose and Key Features	Performance Based?
Base Salary	Scope of leadership responsibilities Expected future performance		Provide a steady source of income to the executives		No
Annual Cash Bonuses	Achievement of target ROE, on (i) an absolute basis (weighted at 75%) and (ii) a relative basis to the ROE of our financial performance peer group (weighted at 25%):		¡ ¡

Encourage and reward achievement of short-term performance objectives

Bonuses for each Named Executive Officer are based solely on corporate performance (achievement of ROE thresholds on an absolute and relative basis)

Yes, tied to our operating performance
	¡	Absolute ROE. Achievement of absolute ROE targets (in 2013, 10.5% ROE to achieve 100% of target annual cash bonus)
	¡	Relative ROE. Achievement of relative ROE targets (in 2013, at the 70th percentile of the ROE of our peer group to achieve 100% of target annual cash bonus)	¡	Payouts are not guaranteed, and no payouts are made if performance thresholds are not achieved
Long-Term Equity Incentive Awards (In the form of stock options and restricted stock units)		Appreciation in the value of our common stock	¡	Align executives’ interests with those of our stockholders	Yes, tied to the appreciation of our stock price
¡

Promote executive retention because both the options and restricted stock units “cliff” vest 100% on the third anniversary of the award, provided the Named Executive Officer remains employed by us on such date

			¡	Dividends are not paid on restricted stock units

Total Target Compensation Percentages

The graphs immediately below show the mix of compensation elements targeted to be paid for 2013 to Mr. Clements and to the other Named Executive Officers averaged together. In calculating these percentages, we included: (i) 2013 base salaries for Mr. Clements and the other Named Executive Officers; (ii) target bonus amounts that would have been payable in 2014 to Mr. Clements and the other Named Executive Officers for services performed in 2013, assuming a 100% payout of the annual cash bonuses; and (iii) the grant date value of the long-term equity incentive awards granted in 2013 to Mr. Clements and the other Named Executive Officers because we consider this element of compensation to be at risk, since stock options have value only if the market value of common stock appreciates over time and the value of restricted stock units aligns with changes in stock price.

2013 Named Executive Officer Compensation and Corporate Performance

Our compensation practices for Executive Management, including the Named Executive Officers, are designed to align a substantial portion of pay to our annual financial and operational results and to the long-term financial interests of the stockholders. This section illustrates the relationship between pay and how we measure performance.

Summary of Compensation Disclosed in the Summary Compensation Table

The table below shows each Named Executive Officer’s 2013 base salary, annual cash bonus award and long-term equity incentive grant value. The table is not a substitute for, and should be read together with the Summary Compensation Table which presents 2013 compensation for our Named Executive Officers in accordance with Securities and Exchange Commission disclosure rules and includes additional compensation elements and other important information.

Name	Base Salary ($)	Annual Cash Bonus ($)	Long-Term Equity Incentive Awards ($)(1)	Total ($)
Robert M. Clements	750,000	921,667	1,100,000	2,771,667
W. Blake Wilson	650,000	798,778	1,000,000	2,448,778
Gary A. Meeks	395,000	346,722	150,000	891,722
John S. Surface	385,000	270,356	350,000	1,005,356
Steven J. Fischer	370,000	259,822	250,000	879,822

(1)

The long-term equity incentive awards granted in March 2013 to our Named Executive Officers consist of stock options and restricted stock units. One of the elements considered by the Compensation Committee in the number of equity awards granted to the Named Executive Officers in 2013 was our corporate performance in 2012. The grant date fair market value for the long-term equity incentive stock option awards was determined in accordance with FASB ASC Topic 718.

Annual Cash Bonus

In 2013, our Named Executive Officers were eligible for annual cash bonus payments based on achievement of ROE goals on an absolute basis (weighted at 75%) and on a relative basis compared to the ROE of our peer group (weighted at 25%).

When calculating ROE for purposes of the annual cash bonus, the Compensation Committee reserves the right to adjust the Company’s reported net income (presented in accordance with accounting principles generally accepted in the United States of America, or GAAP) to ensure that we fairly compensate our Named Executive Officers for our actual performance and not as a result of extraordinary items and events. These adjustments generally account for significant unusual and/or nonrecurring items and other factors that are determined to be appropriate by the Compensation Committee. For this reason, we refer to ROE as “adjusted ROE.”

In 2013, we achieved an adjusted ROE of 9.89%, resulting in each Named Executive Officer receiving 86.667% of the portion of his annual cash bonus target tied to absolute corporate performance and 91.111% of the portion of his annual cash bonus target tied to relative corporate performance. A description of how the Compensation Committee calculated adjusted ROE for 2013 is included on pages 40-41 of this CD&A and identified in the Summary Compensation Table.

Long-Term Equity Incentive Awards

The long-term equity incentive awards we grant to the Named Executive Officers are linked to our performance for the prior fiscal year and the value of such awards are tied to our future performance.

In 2013, each of the Named Executive Officers received an annual equity grant comprised of a mix of nonqualified stock options (50%) and restricted stock unit awards (50%). When determining the amount of equity awards granted to the Named Executive Officers in 2013, the Compensation Committee considered the Company’s strong financial performance in 2012 as well as other achievements. The details surrounding these grants are described on pages 42-43 of this CD&A and identified in the Summary Compensation Table.

In 2014, each of the Named Executive Officers received an annual equity grant comprised of a mix of nonqualified stock options (50%) and restricted stock unit awards (50%). In granting these awards, the Compensation Committee recognized: (i) the Company’s strong financial performance on an absolute and relative basis in 2013; and (ii) the execution by Executive Management of various business and balance sheet repositioning initiatives designed to optimize efficiency and operating leverage.

Base Salary Increases for 2014

In connection with its annual review process, the Compensation Committee agreed with management’s recommendation that no Named Executive Officer receive a base salary increase in 2014. This decision is consistent with our commitment to responsible cost savings and our recognition of the challenging current economic and regulatory environment.

Changes to Our Compensation Program

We continuously review our compensation programs and practices to ensure: (i) a balance between the interests of stockholders, regulators and other interested parties; and (ii) that we compensate executives and key management effectively and in a manner consistent with our stated compensation philosophy and objectives. Under the guidance of the Compensation Committee, we made the following changes to our compensation structure and practices for 2013:

Category		2012 Compensation Program	2013 Compensation Program
Peer Group	¡	Competitive Pay Peer Group. One peer group for purposes of analyzing and establishing competitive pay for our Named Executive Officers	Single peer group for purposes of both (i) analyzing and establishing competitive pay for our Named Executive Officers, and (ii) comparing the Company’s relative overall financial performance
¡

Financial Performance Peer Group. A second peer group, consisting of (i) a higher performing subset of the first peer group and (ii) certain other high performing companies identified leading up to our initial public offering, to compare our relative financial performance when calculating annual cash bonus awards

Annual Cash Bonus Tied to Corporate Performance	¡	Annual cash bonus for each Named Executive Officer tied solely to corporate performance goals, other than Mr. Surface	Annual cash bonus for all Named Executive Officers tied solely to corporate performance goals
	¡	Annual cash bonus for Mr. Surface was a combination of corporate and individual performance goals
Long-Term Equity Compensation	Stock options (100%)		Mix of stock options (50%) and restricted stock unit awards (50%)

We have also adopted the following corporate governance practices for 2014:

Practice		Description
Management Succession Planning

In order to avoid potential disruption in our operations, we have adopted a Chief Executive Officer and Senior Management Succession Plan that provides for succession planning for the Chief Executive Officer, the other members of Executive Management and certain other senior executives with significant management responsibilities.

Hedging and Pledging Policy	We have adopted a stand-alone Hedging and Pledging Policy, which:
¡

Prohibits our employees, including our Executive Management, and directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales; and

¡

Places certain limitations on the ability of our employees, including our Executive Management, and directors from pledging, hypothecating or otherwise encumbering our stock as collateral from indebtedness.

Governance and Compensation Practices

The lists below highlight some of the features of our compensation plans and policies that we believe are in keeping with best practices in executive compensation and corporate governance and practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Practices We Implement
1.	A substantial percentage of the compensation of all of our Named Executive Officers is variable and tied to the Company’s performance (see pages 39-43).
2.

The change in control definition contained in our 2011 Omnibus Equity Incentive Plan, or Equity Incentive Plan, is not a “liberal” definition triggered by mere stockholder approval of a transaction (see page 54).

3.	Our Compensation Committee reviews tally sheets when making executive compensation decisions (see page 37).
4.

Our stock ownership policy requires the Chief Executive Officer to own shares of Company stock having a value of not less than five times his base salary and each other Named Executive Officers to own shares of Company stock having a value of not less than three times his base salary (see page 43-44).

5.

We recently adopted a formal Hedging and Pledging Policy that: (i) prohibits our employees, including the Named Executive Officers, and directors from engaging in hedging transactions in our stock; and (ii) places certain limitations on such persons pledging our stock (see page 36).

6.	The Compensation Committee does not believe that the work of its compensation consultant has raised any conflicts of interest (see page 21).

Practices We Do Not Implement
×	Our Equity Incentive Plan expressly prohibits repricing of options and stock appreciation rights (directly or indirectly) without prior stockholder approval.
×	No dividend payments on restricted stock unit awards.
×	No separate Change in Control Agreements.
×

We do not maintain any compensation programs that encourage our employees (individually or as part of a group) to take inappropriate risks by providing them with: (i) excessive compensation; or (ii) compensation that could lead to material financial loss to us.

×	We do not provide excessive executive perquisites to our Named Executive Officers.
×	We do not offer any executive-level retirement benefits to our Named Executive Officers.
×	No guaranteed bonuses.
×	No discounted stock options.

HOW WE SET COMPENSATION

The Compensation Committee of our Board of Directors determines the compensation for our Named Executive Officers. Messrs. Clements and Wilson make recommendations to the Compensation Committee regarding the compensation for those Named Executive Officers who report to them.

Role of the Compensation Committee

The Compensation Committee sets and determines the compensation for Executive Management. Each Named Executive Officer is a member of Executive Management. The Compensation Committee is composed entirely of independent, non-management directors. The Compensation Committee reviews and recommends approval of all aspects of the compensation program for Executive Management and administers our stock incentive plans. In setting compensation, the Compensation Committee does not seek to allocate long-term and current compensation, or cash and non-cash compensation, in specified percentages. The Compensation Committee instead reviews each element of compensation independently and determines the appropriate amount for each element, as discussed below. However, the Compensation Committee traditionally places more emphasis on variable compensation, including annual cash bonuses and long-term equity awards, than on base salary.

The Compensation Committee also approves the performance goals for all Executive Management compensation programs that incorporate performance metrics and evaluates performance at the end of each performance period. The Compensation Committee approves our aggregate annual cash bonus award opportunities, stock option awards and restricted stock unit awards for Executive Management. The Compensation Committee also sets the level and components of the compensation for Mr. Clements and, after consultation with Mr. Clements, reviews and approves the compensation for Mr. Wilson. After consultation with Messrs. Clements and Wilson, the Compensation Committee also reviews and approves the compensation for the remaining Named Executive Officers and other members of Executive Management.

In making decisions regarding the compensation for the Named Executive Officers, the Compensation Committee focuses primarily on our overall performance, on an absolute and relative basis. The Compensation Committee also considers the general business environment.

The Compensation Committee reviews and tracks each element of compensation for Executive Management through tally sheets. As part of such review, the Compensation Committee examines the value of each element of compensation that each member of Executive Management has received. The Compensation Committee believes that tally sheets provide a comprehensive picture of an executive’s total compensation, give the Committee a better understanding of how each component of an executive’s compensation package fits together and provide a context for making pay decisions. The Compensation Committee did not make any adjustment to our executive compensation programs as a result of its review of the tally sheets last year.

Role of Executive Officers

Decisions about individual compensation elements and total compensation, including those related to Mr. Clements, are ultimately made by the Compensation Committee. However, we believe that Messrs. Clements and Wilson are in the best possible position to assess the performance of the other members of Executive Management and, accordingly, they also play an important role in the compensation-setting process for executives other than themselves. Messrs. Clements and Wilson discuss Executive Management compensation (including compensation for each of the other Named Executive Officers) with the Compensation Committee and make recommendations on all elements of compensation.

Role of the Compensation Consultant

The Compensation Committee retained the services of Compensation Advisory Partners, LLC, or the Compensation Consultant, to provide independent compensation consulting advice.

The Compensation Consultant advises the Compensation Committee on all matters related to the compensation of the Named Executive Officers and the other members of Executive Management. Specifically, the Compensation Committee requested the Compensation Consultant provide it with the following assistance in 2013:

Activity	Description
Competitive Market Analysis	Conduct a comprehensive review of the competitiveness and effectiveness of our executive compensation program relative to market practices and business goals.
Recommendation of Changes to Compensation Program	Evaluate pay levels and categories of executive compensation and recommend changes to such compensation, as appropriate.
Market Trends and Practices	Provide annual analysis to the Compensation Committee regarding market trends and practices.
Risk Assessments	Assist in the annual risk assessment of incentive compensation plans.
Review Public Disclosures	Review public disclosures on compensation, including the CD&A and related tables and compensation disclosures.

Competitive Market Assessment

The Compensation Committee approved a group of eighteen similar-sized publicly-traded financial institutions and financial services firms, or the Peer Group, that it considered in connection with (i) analyzing and establishing competitive pay for Executive Management, and (ii) comparing the Company’s relative overall financial performance, which is a component of our annual cash bonus award as described below. The Compensation Committee selected the Peer Group based upon relative size to the Company, business mix and profitability. The Compensation Committee also considered the views of Executive Management when selecting the Peer Group. The Compensation Consultant validated this selection.

After selecting the Peer Group, the Compensation Committee compared total compensation opportunities (which include base salary, target annual incentive and the targeted value of long-term incentives), as well as each individual element of pay, to the Peer Group. The Compensation Committee intends for the Named Executive Officers’ compensation to be competitive with market practices, but does not benchmark to any particular percentile within the Peer Group. Rather, the Compensation Committee used the market data as one reference point in its compensation decisions, along with many other factors, such as the individual’s performance, expectations regarding future potential contributions, retention strategies, and the Company’s performance as a whole.

EverBank Financial Corp 2013 Peer Group

Institution	Assets* (In Billions) As of December 31, 2013	Institution	Assets* (In Billions) As of December 31, 2013
First Republic Bank	$42,133	Prosperity Bancshares, Inc.	$18,642
City National Corporation	$29,718	TCF Financial Corporation	$18,380
BOK Financial Corporation	$27,015	Valley National Bancorp	$16,157
Cullen/Frost Bankers, Inc.	$24,313	Astoria Financial Corporation	$15,794
FirstMerit Corporation	$23,909	BankUnited, Inc.	$15,047
Commerce Bancshares, Inc.	$23,072	Washington Federal, Inc.	$14,404
Signature Bank	$22,377	Bank of Hawaii Corporation	$14,084
First Citizens Bancshares, Inc.	$21,199	F.N.B. Corporation	$13,563
Hancock Holding Company	$19,009	IBERIABANK Corporation	$13,366

*For comparison purposes, as of December 31, 2013, the Company’s assets were approximately $17.64 billion.

The Compensation Committee periodically reviews and may adjust the peer group companies as part of its regular review of executive compensation pay and practices in connection with future compensation decisions.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In 2013, the key elements of compensation for our Named Executive Officers generally consisted of base salary, annual cash bonuses and long-term incentives in the form of stock options and restricted stock units. We maintain employment agreements with each Named Executive Officer that provide certain benefits as described below.

Annual Base Salaries

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. We also believe that base salaries should be reflective of our Named Executive Officers’ roles and responsibilities. The Compensation Committee reviews salaries for the Named Executive Officers on an annual basis, as well as at the time of a promotion or other change in responsibilities. In general, the Compensation Committee increases base salary based upon its subjective evaluation of such factors as prevailing changes in market rates for equivalent executive positions in the Peer Group, the individual’s level of responsibility, tenure with us and overall contribution to us. The Compensation Committee also takes into account Mr. Clements’ recommendations regarding salary increases for the other Named Executive Officers.

Based on that review, for 2013, the Compensation Committee approved base salary increases for the Named Executive Officers as described in the table below. The Compensation Committee believed the increases in base salary were appropriate based on the Company’s strong performance and each executive’s individual achievements in 2012. In particular, the higher percentage increase for Mr. Fischer in 2013 was intended to close the base salary gap between Mr. Fischer and certain other Named Executive Officers and to better reflect his overall contribution to the Company. The base salary increases for each Named Executive Officer were effective as of February 18, 2013.

Name	2012 Base Salary	$ Amount of Increase	% Amount of Increase	2013 Base Salary
Mr. Clements	$ 720,000	$ 30,000	4.17%	$ 750,000
Mr. Wilson	$ 623,500	$ 26,500	4.25%	$ 650,000
Mr. Meeks	$ 385,000	$ 10,000	2.60%	$ 395,000
Mr. Surface	$ 370,000	$ 15,000	4.05%	$ 385,000
Mr. Fischer	$ 340,000	$ 30,000	8.82%	$ 370,000

Annual Cash Bonuses

Annual cash bonuses reward the Named Executive Officers for achieving short-term (annual) financial objectives. The Named Executive Officers participate in our EverBank Financial Corp 2011 Executive Incentive Plan, or the Executive Cash Incentive Plan, pursuant to which they may earn cash awards based on the achievement of pre-established corporate performance goals. We use only corporate, rather than individual, performance measures because they hold positions that have a substantial impact on the achievement of those measures. This approach also reflects an expectation that collective individual performance will result in improved business performance and favorably impact stockholder value.

In 2012, Mr. Surface earned a cash bonus based on a combination of corporate performance goals and the Compensation Committee’s subjective assessment of his individual performance. To be in-line with the other Named Executive Officers, Mr. Surface’s bonus potential for 2013 was tied solely to the achievement of corporate performance goals.

The Compensation Committee established a target annual cash bonus expressed as a percentage of base salary for each Named Executive Officer, as set forth below. When calculating bonuses as a percentage of salary, the Company used the base salary of each Named Executive Officer as of December 31, 2013.

Named Executive Officers’ 2013 Target Bonus

Name	Total Target Bonus (% of Base Salary)

Mr. Clements	140%

Mr. Wilson	140%

Mr. Meeks	100%

Mr. Surface	80%

Mr. Fischer	80%

The target bonus potential for Mr. Wilson increased from 130% of base salary in 2012 to 140% of base salary in 2013 and for Mr. Fischer increased from 70% of base salary in 2012 to 80% of base salary in 2013. These increases reflect the contributions made by Messrs. Wilson and Fischer in 2012.

Corporate Performance Criteria for 2013 Annual Cash Bonuses

The 2013 annual bonus opportunity for our Named Executive Officers under the Executive Cash Incentive Plan was based on our achievement of adjusted ROE targets. We measured adjusted ROE using a combination of (i) absolute ROE targets (weighted at 75%) and (ii) our ROE performance relative to our Peer Group (weighted at 25%).

The Compensation Committee believes such adjusted ROE is an appropriate performance goal for annual cash bonuses because this performance metric has meaningful bearing on long-term increases in stockholder value and the fundamental risk level and financial soundness of our business. In addition, the Compensation Committee believes that emphasizing adjusted ROE in 2013 was appropriate because, in light of the economic uncertainty that was expected for 2013 and the increased costs associated with the sweeping regulatory changes affecting us in 2013, the achievement of superior performance would be more meaningful than in past years.

In order to align incentive payments with our overall corporate performance goals, the Compensation Committee established the following target ranges to measure absolute and relative adjusted ROE:

2013 Corporate Performance Factors
Type of ROE	Weighting	Payout Grid
		Company Adjusted ROE Achievement		Payout %*
Absolute Adjusted ROE		Maximum	12.5%	135%
	75%	Target	10.5%	100%
		Threshold	6.0%	0%
		Payout Grid
		Peer Rank		Payout %*
Relative Adjusted ROE	25%	≥85th Percentile		135%
		70th Percentile		100%
		25th Percentile		20%
		<25th Percentile		0%

*Note: Amounts in between are interpolated

The Named Executive Officers do not receive an annual cash bonus payment if the adjusted ROE does not reach the minimum absolute and relative performance levels.

2013 Actual Performance

In 2013, the Company achieved an adjusted ROE of 9.89%, as calculated below.

Calculation of Adjusted ROE for 2013

	Net Income (millions)	ROE (%)
GAAP Net Income Attributable to Common Shareholders and GAAP ROE	$126,615	9.11
Adjustment Items Approved by Compensation Committee:
Non-recurring regulatory related expenses, net of tax	48,477	3.49
Decrease in Bank of Florida non-accretable discount, net of tax	95	-0.01
MSR recovery, net of tax	(58,870)	-4.23
Restructuring cost, net of tax	19,332	1.39
OTTI credit losses on investment securities, net of tax	2,045	0.15
Total adjustment items, net of tax	10,889	0.78
Adjusted Net Income Attributable to Common Shareholders and ROE	$137,504	9.89

Our adjusted ROE of 9.89% compared favorably to our Peer Group, as set forth in the table below.

Institution	2013 GAAP Net Income[1] (millions)	2013 GAAP ROE	2013 Adjusted Net Income[1] (millions)	2013 Adjusted ROE
Bank of Hawaii Corporation	$151	14.8%
Signature Bank	$229	13.3%	$228	13.2%
Commerce Bancshares, Inc.	$261	12.0%
First Republic Bank	$421	13.5%	$361	11.6%
BankUnited, Inc.	$209	11.1%
BOK Financial Corporation	$317	10.5%
Cullen/Frost Bankers, Inc.	$231	9.9%
Prosperity Bancshares, Inc.	$221	9.3%
City National Corporation	$220	9.1%
Valley National Bancorp	$132	8.7%
First Citizens Bancshares, Inc.	$168	8.6%
FirstMerit Corporation	$177	8.3%
TCF Financial Corporation	$133	8.1%
IBERIABANK Corporation	$65	4.3%	$123	6.1%
Hancock Holding Company	$163	6.8%	$188	7.9%
Washington Federal, Inc.	$152	7.9%
F.N.B. Corporation	$118	7.4%	$124	7.8%
Astoria Financial Corporation	$59	4.5%
75th Percentile	$227	11.0%	$226	11.0%
Median	$172	8.9%	$182	8.9%
25th Percentile	$137	8.0%	$137	8.0%

1 GAAP Net Income and Adjusted Net Income is Net Income Attributable to Common Shareholders

Our adjusted ROE of 9.89% entitled Messrs. Clements, Wilson, Meeks, Surface and Fischer: (i) with respect to absolute ROE targets, to bonuses of 86.667% of their respective target bonus awards pursuant to the absolute ROE goals described above; and (ii) with respect to relative ROE targets, to bonuses of 91.111% of their respective target bonus awards pursuant to the relative ROE goals described above.

Based on the foregoing, the Compensation Committee paid the following annual cash bonuses to the Named Executive Officers:

Name	2013 Target Annual Cash Bonus ($)	Actual 2013 Annual Cash Bonus($)	Actual 2013 Bonuses as % Of Target Cash Bonus

Mr. Clements	1,050,000	921,667	87.8%

Mr. Wilson	910,000	798,778	87.8%

Mr. Meeks	395,000	346,722	87.8%

Mr. Surface	308,000	270,356	87.8%

Mr. Fischer	296,000	259,822	87.8%

The 2013 annual cash bonuses received by our Named Executive Officers are also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Equity Incentives

We place great importance on equity as a form of compensation, and stock ownership is a key objective of the compensation program. Historically, equity awards have constituted a significant portion of the Named Executive Officers’ compensation, primarily in the form of stock options, so as to tie compensation to stock price appreciation. The Company has historically granted equity awards only on an occasional basis, including in connection with the achievement of certain milestones and the commencement of employment. However, in 2012, the Company transitioned from its historical practice to an annual equity grant practice. In 2013, each of the Named Executive Officers received an annual equity grant comprised of a mix of nonqualified stock options (50%) and restricted stock unit awards (50%). The Compensation Committee retains discretion to grant equity awards at any time, including in connection with the promotion of an executive, to reward an executive, for retention purposes or in other circumstances recommended by Messrs. Clements or Wilson.

Stock Option Awards

The Compensation Committee believes that stock options effectively align the interests of the recipients with those of our stockholders because stock options only have value if the price of a share of our common stock as of the exercise date increases relative to the price of a share of our common stock on the date of the award. The stock option awards (i) cliff-vest at the end of the third anniversary of the date of grant provided that the executive is employed by us on such date and (ii) expire on the tenth anniversary of the date of grant. The exercise price for each stock option grant in 2013, including each award to the Named Executive Officers, was the market closing price on the date of grant.

The Compensation Committee believes that the multi-year vesting period encourages executives to focus on the long-term maximization of stockholder value. In addition, the longer vesting period acts as a retention tool. The Compensation Committee believes the ten-year term of the stock options also encourages recipients to focus on delivering long-term stockholders value over a relatively long horizon. The Compensation Committee determined that the three-year vesting schedule is generally consistent with Peer Group practices.

Restricted Stock Unit Awards

The Compensation Committee believes that restricted stock units are inherently performance-based because the value of restricted stock unit awards is tied to the price of a share of our common stock. The restricted stock unit cliff-vest at the end of the third anniversary of the date of grant provided that the executive is employed by us on such date. No dividends are paid on the shares underlying the restricted stock units until the shares are issued.

The Compensation Committee believes that the retentive features and perceived value of restricted stock units are enhanced in a volatile stock market, which the financial services industry continues to experience. The Compensation Committee determined that the restricted stock units’ three-year vesting schedule is generally consistent with Peer Group practices.

2013 Long-Term Equity Incentive Awards

In determining the number of long-term equity incentives awarded to each Named Executive Officer, the Compensation Committee: (a) first approved the grant date value of long-term equity incentives for each Named Executive Officer after considering the long-term equity incentive values in the Peer Group, relative contributions by each executive and the equity awards received by the executive in prior years and (b) then calculated the number of

(i) stock options granted by dividing the grant date value by the estimated present value of each option through use of the Black-Scholes model (based on a set of assumptions) and (ii) restricted stock units granted by dividing the grant date value by the closing price of our common stock on the grant date. At the date of grant, the exercise price of the stock options awarded is equal to our closing stock price and therefore there is no intrinsic value on the date of grant. Using this methodology, the Compensation Committee approved the grants of stock options and restricted stock units in 2013 identified below and disclosed later in the Grants of Plan-Based Awards Table.

Name	Stock Options		Restricted Stock Units		Total ($) Value 2013 Equity Awards
	($) Value[1]	#	($) Value	#

Mr. Clements	550,000	73,041	550,000	32,914	1,100,000

Mr. Wilson	500,000	66,401	500,000	29,922	1,000,000

Mr. Meeks	75,000	9,960	75,000	4,488	150,000

Mr. Surface	175,000	23,240	175,000	10,472	350,000

Mr. Fischer	125,000	16,600	125,000	7,480	250,000

1 Grant date fair market value determined in accordance with FASB ASC Topic 718.

Other Benefits

Our Named Executive Officers participate in various health, life and disability plans that are generally made available to all salaried employees. These plans consist of the following:

Benefit	Description

401(k) Plan

Our 401(k) Savings Plan, which in 2013 permitted employees to contribute up to 100% of their pre-tax compensation, up to certain IRS compensation deferral amount limits, with Company matching contributions of up to 4% of the employees’ eligible compensation contributions.

Profit Sharing	Profit Sharing under the 401(k) Savings Plan;

Medical Benefits	A health care plan that provides medical and dental coverage for all eligible employees; and

Welfare Benefits	Certain other welfare benefits (such as sick leave, vacation, etc.).

In general, Company-provided benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with us. These benefits help us to be competitive in attracting and retaining employees. Benefits also help to keep employees focused without distractions related to health care costs, adequate savings for retirement and similar issues. The Compensation Committee concluded that these employee benefit plans are consistent with industry standards. In 2013, we did not offer any additional retirement or deferred compensation plans or benefits to our Named Executive Officers. For additional detail on these benefits provided to the Named Executive Officers, please refer to footnote 4 to the Summary Compensation Table below.

The Company also provides the Named Executive Officers with certain limited perquisites and other personal benefits that the Company believes are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees. Messrs. Clements and Wilson have access to use of the Company’s aircraft for personal use, but they reimburse the Company for the incremental cost of such use.

POLICIES AND PROGRAMS RELATED TO OUR COMPENSATION AND GOVERNANCE PROGRAM

We maintain other policies and programs that provide meaningful value to members of Executive Management, including the Named Executive Officers, while at the same time promoting the retention of these highly valued executives and aligning their interests with those of the stockholders.

Stock Ownership Guidelines

We require our Named Executive Officers and all our Executive Vice Presidents to have a meaningful equity stake in the Company to further align their economic interests with those of our stockholders. Our Stock Ownership Guidelines are summarized in the following table:

Position	As a Multiple of Base Salary

Chief Executive Officer	5x Base Salary

All Other Named Executive Officers	3x Base Salary

All Other Executive Vice Presidents	2x Base Salary

All shares held or controlled by a Named Executive Officer are considered in determining compliance with this ownership requirement, including, but not limited to, direct holdings and unvested restricted stock units. Each person subject to the Stock Ownership Guidelines is required to hold shares until he satisfies the Stock Ownership Guidelines; provided, however, that any such person is permitted, subject to the requirements in our Insider Trading Policy, to sell a sufficient amount of shares to pay the exercise price and related withholding taxes due in connection with the exercise or vesting of an equity award. Currently, each of the Named Executive Officers, other than Mr. Fischer, owns the requisite number of shares. Mr. Fischer, a more recent hire, is taking active strides to obtain ownership of the number of shares required by the Stock Ownership Guidelines.

Compensation Risk Assessment

In 2013, representatives from our legal department along with our Compensation Consultants and outside legal advisors conducted (and presented to the Compensation Committee) a risk assessment of our compensation plans and programs to determine whether incentive compensation programs are reasonably likely to have a material adverse effect on the Company. This risk assessment consisted of a review of cash and equity compensation provided to our employees, with a focus on incentive compensation plans which provide variable compensation to employees based upon our performance and that of the individual. The incentive plans are designed to provide a strong link between performance and pay. In the study, we found that our compensation programs include some of the following risk-mitigating characteristics:

Characteristic	Description

Mixture of Fixed and Variable Compensation	Balance of short-and long-term incentives of fixed and variable compensation features.

Metrics	Plans include multiple qualitative and quantitative metrics and strategic objectives.

Governance and Oversight Features	Compensation programs have strong governance and oversight with multi-level reviews to help mitigate the opportunity for individuals to receive short-term payouts for risky performance behaviors.

Pay Mix	Comprehensive review of pay mix and levels for senior executives with line of sight.

Rewarding Performance	The Compensation Committee approves performance awards for executive officers based on corporate and/or individual performance.

Limits on Bonus Amounts	The majority of plans have a cap on the incentive compensation paid to participants.

Stock Ownership Guidelines	Executive Management is required to own a certain number of shares, aligning their interests with ours and those of our stockholders.

In light of the review, the Company concluded that the compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on us. The Company also concluded that risks can be effectively monitored and managed. The Compensation Committee agreed with the process undertaken and the findings associated with this risk assessment and will continue to consider compensation risk implications during its deliberations on designing our compensation programs.

Insider Trading Policy

Consistent with our compensation philosophy of rewarding Named Executive Officers based on the Company’s long-term success, the Company’s Insider Trading Policy prohibits all employees, including the Named Executive Officers, from speculative trading in our stock and places limitations on a Named Executive Officer’s ability to conduct short-term trading, thus encouraging long-term ownership of our stock.

Trading Controls

All designated employees, including the Named Executive Officers, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities. Generally, trading is permitted only during announced trading periods. Those employees subject to trading restrictions, including the Named Executive Officers, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by our legal department. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The Named Executive Officer bears full responsibility if he violates our policy by permitting shares to be bought or sold without preapproval or when trading is restricted.

Clawback Policy

Pursuant to the Sarbanes-Oxley Act, if we are required to restate our financial results due to material noncompliance with financial reporting requirements under U.S. securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must disgorge any bonus or other incentive-based or equity-based compensation paid to him (including profits realized from the sale of our securities) during the 12-month period following the first issuance or filing of the noncompliant financial information. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, all public companies will be required to adopt a formal recoupment policy relating to incentive compensation impacted by restated financial statements, the parameters of which will not be contingent on any person’s misconduct. The SEC has not yet issued the regulations that will describe the specific requirements for the policy required under the Dodd-Frank Act. We intend to address the new policy requirements after final regulations are released.

Tax Treatment of Various Forms of Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to its Named Executive Officers other than the Chief Financial Officer, unless the compensation qualifies as “performance-based”. However, pursuant to a Section 162(m) transition rule, until the 2015 compensation period, or until the Equity Incentive Plan and Executive Cash Incentive Plan are materially amended, if earlier, awards (including our annual cash bonuses) granted under such plans will be exempt from the deduction limits of Section 162(m). In order for awards granted after the expiration of such transition period to be eligible for Section 162(m)’s exemption for qualified performance-based compensation, each of the Equity Incentive Plan and Executive Cash Incentive Plan must be resubmitted for approval by our stockholders.

Employment and Severance Arrangements

Employment agreements secure the services of key talent within the highly competitive financial services industry in which we operate. Generally, we enter into employment agreements with high performing and long-term potential senior employees and structure the agreements to carefully balance the individual financial goals of the executives relative to our needs and those of our stockholders. Each of the Named Executive Officers has entered into an employment agreement with us.

The employment agreements define compensation and benefits payable in certain termination scenarios, giving the executives some certainty regarding their individual outcomes under these circumstances. Each employment agreement includes provisions that (i) prohibit the executive from competing against us (or working for a competitor) during a specified period after the executive leaves us, and (ii) provide severance payments upon the executive’s termination of employment by us for other than “cause” or by the executive for “good reason,” or, in the case of Mr. Meeks, upon his resignation for any reason. We believe the employment agreements are a necessary component of the compensation package provided to Messrs. Clements, Wilson, Meeks, Surface and Fischer because: (i) the noncompetition provisions protect us from a competitive disadvantage if one of the executives leaves us; and (ii) the severance provisions serve as an effective recruiting and retention tool. The Compensation Committee approves the initial employment agreements and then reviews the agreements on an as-needed basis, based on market trends or on changes in our business environment.

The specific terms of these employment arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in “—Additional Information Regarding Executive Compensation—Potential Payments Upon a Change in Control” and “—Additional Information Regarding Executive Compensation—Potential Payments Upon Termination of Employment.”

CONCLUSION

The Compensation Committee and the Company believe that the: (i) elements of our compensation program for the Named Executive Officers allow us to retain our talented executives while at the same time encouraging short-term and long-term stockholder value; (ii) compensation decisions made with respect to the Named Executive Officers in 2013 were consistent with the Company’s compensation philosophy and pay-for-performance culture; and (iii) compensation paid to our Named Executives Officers for 2013 was reasonable and appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above CD&A included in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in this proxy statement.

Scott M. Stuart (Chairman)

Richard P. Schifter

Alok Singh

Robert J. Mylod, Jr.

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and other compensation that we paid to our Named Executive Officers, or that was otherwise earned by our Named Executive Officers, for their services in all capacities during the last three fiscal years.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Robert M. Clements Chairman of the Board and Chief Executive Officer	2013	750,000	550,000	550,000	921,667	18,530	2,790,197
	2012	720,000	-	650,000	1,360,800	271,113	3,001,913
	2011	692,150	-	-	813,969	25,916	1,532,035
W. Blake Wilson President and Chief Operating Officer	2013	650,000	500,000	500,000	798,778	18,530	2,467,308
	2012	623,500	-	600,000	1,094,243	183,519	2,501,262
	2011	599,500	-	-	654,654	27,833	1,281,987
Gary A. Meeks Vice-Chairman and Chief Risk Officer	2013	395,000	75,000	75,000	346,722	18,374	910,096
	2012	385,000	-	150,000	519,750	155,090	1,209,840
	2011	370,000	-	-	310,800	25,127	705,927
John S. Surface Executive Vice President of Corporate Development	2013	385,000	175,000	175,000	270,356	15,958	1,021,314
	2012	370,000	-	150,000	373,700	63,725	957,425
	2011	331,875	-	-	207,700	26,663	542,238
Steven J. Fischer Executive Vice President and Chief Financial Officer	2013	370,000	125,000	125,000	259,822	16,204	896,026
	2012	340,000	-	-	321,300	18,434	679,734
	2011	235,208(5)	-	615,750	191,100	65,989	1,108,047

(1)

Reflects the aggregate grant date fair value of stock awards, determined in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units is based on the closing trading price of our common stock on March 6, 2013, the date of grant ($16.71).

(2)

Reflects the aggregate grant date fair value of option awards, determined in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 21 to the financial statements in our annual report on Form 10-K filed with the SEC on February 28, 2014.

(3)

Reflects the dollar amount of non-equity incentive compensation amounts earned in 2013 and 2012 and paid in 2014 and 2013, respectively, under the Executive Cash Incentive Plan and earned in 2011 and paid in 2012 under the Senior Management Incentive Plan (the predecessor plan to the Executive Cash Incentive Plan). For more information regarding the non-equity incentive compensation amounts, see “—Compensation Discussion and Analysis.”

(4)

All Other Compensation for 2013 includes (i) profit sharing contributions of $5,204 for each of Messrs. Clements, Wilson, Meeks, Surface and Fischer, and (ii) 401(k) matching contributions of $10,200 for each of Messrs. Clements, Wilson, Meeks, Surface and Fischer, respectively. Perquisites and other personal benefits totaled less than $10,000, as did certain other non-perquisite items. Accordingly, per SEC rules, such items have been excluded from this footnote.

In 2012, each of Messrs. Clements, Wilson, Meeks and Surface (along with each other holder of the Company’s previously outstanding Series A 6% Cumulative Convertible Preferred Stock) received a one-time special cash dividend payment in connection with the mandatory conversion into common stock of their Series A 6% Cumulative Convertible Preferred Stock. The special cash dividend payments to Messrs. Clements, Wilson, Meeks and Surface included tax gross-up payments of $246,580, $158,866, $131,293 and $39,703, respectively, which were intended to reimburse the shareholders for the tax resulting from the Company-mandated conversion of the preferred stock in connection with the Company’s initial public offering of common stock. All Other Compensation for 2012 reflects these payments.

(5)	Mr. Fischer began employment with us in April 2011. His base salary for 2011 was pro-rated accordingly.

2013 Grants of Plan-Based Awards

The following table sets forth the target cash bonuses for each of our Named Executive Officers in 2013 and the grants of equity awards made to each of our Named Executive Officers during 2013.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number Of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)

Mr. Clements		-	1,050,000	1,417,500	-	-	-	-
	3/6/2013	-	-	-	32,914	-	-	550,000
	3/6/2013	-	-	-	-	73,041	16.71	550,000
Mr. Wilson			910,000	1,228,500	-	-	-	-
	3/6/2013	-	-	-	29,922	-	-	500,000
	3/6/2013	-	-	-	-	66,401	16.71	500,000
Mr. Meeks		-	395,000	533,250	-	-	-	-
	3/6/2013	-	-	-	4,488	-	-	75,000
	3/6/2013	-	-	-	-	9,960	16.71	75,000
Mr. Surface		-	308,000	415,800	-	-	-	-
	3/6/2013	-	-	-	10,472	-	-	175,000
	3/6/2013	-	-	-	-	23,240	16.71	175,000
Mr. Fischer		-	296,000	399,600	-	-	-	-
	3/6/2013	-	-	-	7,480	-	-	125,000
	3/6/2013	-	-	-	-	16,600	16.71	125,000

(1)

Reflects target and maximum bonus opportunities for each of our Named Executive Officers under the Executive Cash Incentive Plan. For additional information regarding the Executive Cash Incentive Plan, see “—Compensation Discussion and Analysis.”

(2)	Reflects restricted stock units granted by the Compensation Committee on March 6, 2013 under the Equity Incentive Plan. All of the restricted stock units are subject to three-year cliff vesting.

(3)	Reflects stock options granted by the Compensation Committee on March 6, 2013, under the Equity Incentive Plan. All of the stock options are subject to three-year cliff vesting.

(4)

Determined pursuant to FASB ASC Topic 718. The grant date fair value of the restricted stock units is based on the closing trading price of our common stock on the date of grant ($16.71). The assumptions used in calculating the grant date fair value of the stock options are incorporated by reference to Note 21 to the financial statements in our annual report on Form 10-K filed with the SEC on February 28, 2014.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table provides information concerning unexercised options and stock awards outstanding as of December 31, 2013 for each of our Named Executive Officers.

	Option Awards								Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (17)
Name

Mr. Clements	225,000	(1)	-		5.33		2/1/2015		32,914	(15)	603,643
	1,500,000	(2)	-			(2)		(2)
	-		126,459	(3)	13.83		2/27/2022
	-		73,041	(4)	16.71		3/6/2023

Mr. Wilson	180,000	(5)	7,500	(5)	5.33		1/2/2017		37,500	(16)	687,750
	75,000	(6)			6.09		1/2/2016		29,922	(15)	548,769
	75,000	(7)			7.20		1/2/2017
	75,000	(8)			7.88		1/2/2018
	75,000	(9)			7.92		1/2/2019
	75,000	(10)			10.63		1/2/2020
	1,380,000	(2)				(2)		(2)
	-		116,731	(3)	13.83		2/27/2022
	-		66,401	(4)	16.71		3/6/2023

Mr. Meeks	300,000	(2)				(2)		(2)	4,488	(15)	82,310
	-		29,182	(3)	13.83		2/27/2022
	-		9,960	(4)	16.71		3/6/2023

Mr. Surface	75,000	(11)			5.00		6/30/2014		10,472	(15)	192,056
	37,500	(12)			5.33		2/1/2015
	22,500	(13)			6.09		2/1/2016
	660,000	(2)				(2)		(2)
	-		29,182	(3)	13.83		2/27/2022
	-		23,240	(4)	16.71		3/6/2023

Mr. Fischer	-		150,000	(14)	15.90		6/6/2021		7,480	(15)	137,183
	-		16,600	(4)	16.71		3/6/2023

(1)

Reflects options granted on February 1, 2005, under the First Amended and Restated 2005 Equity Incentive Plan, or the 2005 Plan, which vest in four equal annual installments beginning on the grant date.

(2)	Reflects options granted on October 31, 2008, under our 2005 Plan. The following table reflects the vesting schedule, exercise price and expiration date of each tranche in this grant:

	Exercise Price	Mr. Clements	Mr. Wilson	Mr. Meeks	Mr. Surface

Total Shares Awarded		1,875,000	1,725,000	375,000	825,000

Shares Vested on July 21, 2009*	$8.55	375,000	345,000	75,000	165,000
Shares Vested on July 21, 2010	$8.55	250,000	230,000	50,000	110,000
	$10.55	125,000	115,000	25,000	55,000

Shares Vested on July 21, 2011	$10.55	291,667	268,333	58,333	128,333
	$13.21	83,333	76,667	16,667	36,667

Shares Vested on July 21, 2012	$13.21	333,333	306,667	66,660	146,667
	$15.88	41,667	38,333	8,340	18,333

Shares Vested on July 21, 2013	$15.88	375,000	345,000	75,000	165,000

Expiration Date*	N/A	July 20, 2018	July 20, 2018	July 20, 2018	July 20, 2018

*Options which vested on July 21, 2009 were to expire on July 20, 2013. Each Named Executive Officer exercised such vested options prior to July 20, 2013.

(3)	Reflects options granted on February 27, 2012, under our 2005 Plan, which vest 100% on the third anniversary of the grant date.

(4)	Reflects options granted on March 6, 2013, under our Equity Incentive Plan, which vest 100% on the third anniversary of the grant date.

(5)	Reflects options granted on January 2, 2005, under our 2005 Plan. See the following table for the vesting schedule of each tranche in this grant:

Vesting Dates	Percentage of Options Vested on Each Vesting Date	Number of Options Vested on Each Vesting Date

January 2, 2006	4%	7,500

January 2, 2007	8%	15,000

January 2, 2008	12%	22,500

January 2, 2009	16%	30,000

January 2, 2010	20%	37,500

January 2, 2011	16%	30,000

January 2, 2012	12%	22,500

January 2, 2013	8%	15,000

January 2, 2014	4%	7,500

Total Shares Vested		187,500

(6)	Reflects options granted on January 2, 2006, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(7)	Reflects options granted on January 2, 2007, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(8)	Reflects options granted on January 2, 2008, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(9)	Reflects options granted on January 2, 2009, under our 2005 Plan, which vested in three equal annual installments beginning on the first anniversary of the grant date.

(10)	Reflects options granted on January 2, 2010, under our 2005 Plan, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(11)	Reflects options granted on July 15, 2002, under the EverBank Financial, L.P. Incentive Plan, or our Predecessor Plan, which vested in four equal annual installments beginning on the grant date.

(12)	Reflects options granted on June 30, 2004, under our Predecessor Plan, which vested 100% on the third anniversary of the grant date.

(13)	Reflects options granted on February 1, 2005, under our 2005 Plan, which vested 100% on the third anniversary of the grant date.

(14)

Reflects options granted on June 6, 2011 under our 2005 Plan. One-half of the options are subject to five-year cliff vesting; the remainder of the options vest on the second, third, fourth and fifth anniversaries of April 13, 2011, respectively, with the percentage of options that vest on such dates dependent upon whether the fair market value of our common stock has appreciated from April 13, 2011 by more than 200% or 300%, as the case may be.

(15)	Reflects restricted stock units granted on March 6, 2013, under our Equity Incentive Plan, which vest 100% on the third anniversary of the grant date.

(16)	Reflects restricted stock units granted on January 2, 2005, under our 2005 Plan, which vest in five equal annual installments beginning on January 1, 2010.

(17)	Based on the Company’s closing stock price of $18.34 on December 31, 2013.

Option Exercises and Stock Vested in 2013

The following table summarizes amounts received by Named Executive Officers in 2013 upon the exercise of their respective stock options and the vesting of restricted stock units:

Name	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Clements	375,000	2,520,279	-	-

Mr. Wilson	345,000	2,364,450	37,500	156,128

Mr. Meeks	75,000	448,500	-	-

Mr. Surface	135,000	846,834	-	-

Mr. Fischer	-	-	-	-

(1)

Represents the number of options for our common stock that were exercised in 2013, and the aggregate value of the shares of common stock received upon exercise based upon the difference between the exercise price and the fair market value of our common stock on the exercise date.

(2)

Represents the number of restricted stock units that vested and converted to shares of our common stock in 2013, and the aggregate value of such shares of our common stock based upon the fair market value of our common stock on the vesting date.

Potential Payments Upon Termination of Employment

We have entered into employment agreements with each of our Named Executive Officers that provide for certain payments and benefits upon their termination of employment for various reasons.

Payments Made Upon Termination Without Cause or Good Reason

Messrs. Clements and Wilson. In the event of Mr. Clements’ or Mr. Wilson’s termination of employment by us without Cause or by the executive for Good Reason, and upon signing a general release of claims against the Company, the executive will be entitled to:

¡

Severance. Severance equal to 2 times the average of his annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus 2 times the average of his target bonus for the year in which his termination occurs and his actual bonus for the immediately preceding year, payable in installments over 24 months; and

¡	Benefits. Continued group health benefits for 18 months and, at the conclusion of such 18-month period, a lump sum cash payment in an amount equal to 6 times the monthly cost to us of such benefits.

As described below, each of Messrs. Clements and Wilson is subject to certain restrictive covenants during his employment with us, and for 18 months following his termination of employment. Prior to the completion of the first 12 months of such restriction period, the executive may elect to be released from the remaining 6 months of the restriction period, in which case he will forfeit the remaining cash severance payments that would otherwise have been payable over the remaining 12 months and the group health benefits that would have been available to him over the remaining 12 months.

The employment agreements with Messrs. Clements and Wilson also provide that the executive will be entitled to a tax gross-up payment from us to cover any excise tax liability he may incur under Section 280G of the Code.

Mr. Meeks.   Upon termination by Mr. Meeks of his employment for any reason or termination of Mr. Meeks’ employment by the Company without Cause, Mr. Meeks will be entitled to his annual base salary in effect immediately preceding his termination, payable in equal installments over 12 months, and his target bonus in effect immediately preceding his termination, which is payable within 45 days following termination. He is also entitled to continued group health benefits for a period of 12 months. In the event that, for the year of termination, actual results under our bonus program would have resulted in Mr. Meeks receiving an above-target bonus payment, we will pay to Mr. Meeks an additional payment equal to the amount by which his bonus, using actual results, exceeds the amount that he received using his target bonus in effect immediately preceding his termination, payable within 90 days following the end of the plan year. Further, all unvested options will expire on the date of termination except those that would otherwise vest no later than 45 days after termination, and those will vest on termination. The Company has announced that Mr. Meeks will retire from the Company effective April 30, 2014.

Messrs. Surface and Fischer.   In the event of Mr. Surface’s or Mr. Fischer’s termination of employment by the Company without Cause or by the executive for Good Reason, and provided that the executive signs a general release of claims against the Company, he will be entitled to:

¡

Severance.  Severance equal to his annual base salary in effect immediately preceding his termination, plus his target bonus in effect immediately preceding his termination, payable in installments over 12 months; and

¡	Benefits. Continued group health benefits for a period of 12 months.

Definitions Applicable to Agreements.  For purposes of all such employment agreements, the following definition applies:

¡

“Cause” generally means the executive’s (1) willful and substantial failure or refusal to perform his duties; (2) material breach of his fiduciary duties to the Company; (3) gross negligence or willful misconduct in the execution of his professional duties (or, in the case of Mr. Meeks, willful misconduct of laws, rules and regulations) which is materially injurious to the Company; or (4) illegal conduct which results in a conviction of a felony (or a no contest or nolo contendere plea thereto) and which is materially injurious to the business or public image of the Company.

For purposes of the employment agreements with Messrs. Clements, Wilson, Surface and Fischer, the following definition applies:

¡

“Good Reason” generally means (1) the assignment to executive of duties that are inconsistent with his duties as contemplated under the employment agreement; (2) an adverse change in the executive’s position as a result of significant diminution in his duties or responsibilities; (3) a reduction in the executive’s base salary and/or target bonus opportunity; (4) relocation of executive’s principal office more than 50 miles; or (5) the Company’s breach of its material obligations under the employment agreement.

Restrictive Covenants

The employment agreements each contain confidentiality covenants that apply during and following the executives’ employment with us. The agreements also contain certain non-compete and non-solicitation obligations that, in the case of Messrs. Clements and Wilson, continue for a period of 18 months following termination (or 12 months if the executive elects to forfeit a portion of his severance, as discussed above), and in the case of Messrs. Meeks, Surface and Fischer, continue for a period of 12 months following the executive’s termination of employment.

Summary of Termination Payments and Benefits

The following table summarizes the approximate value of the termination payments and benefits that each of our Named Executive Officers would have received if he had his terminated employment at the close of business on December 31, 2013. The table does not include certain amounts that the Named Executive Officer would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees, such as our 401(k) plan. It also does not include values of awards that would vest normally on or prior to December 31, 2013.

	Termination of Employment: By Executive for Good Reason; By Us Without Cause (Not in Connection with a Change of Control)
	Mr. Clements ($)	Mr. Wilson ($)	Mr. Meeks ($)	Mr. Surface ($)	Mr. Fischer ($)
Cash severance(1)	3,880,800	3,277,743	790,000	693,000	666,000
Health care benefits continuation (2)	20,553	20,553	8,939	13,702	13,540
Health care benefits—lump sum payment (3)	6,851	6,851	-	-	-
Stock options(4)	689,387	732,240	147,846	169,492	210,058
Restricted stock units(5)	603,643	1,237,803	82,310	192,056	137,183
Total	5,201,234	5,275,190	1,029,095	1,068,250	1,026,781

	Death or Disability
	Mr. Clements ($)	Mr. Wilson ($)	Mr. Meeks ($)	Mr. Surface ($)	Mr. Fischer ($)
Cash severance(1)	1,050,000	910,000	-	308,000	296,000
Health care benefits continuation (2)	-	-	790,000	-	-
Health care benefits—lump sum payment (3)	-	-	8,939	-	-
Stock options(4)	689,387	732,240	147,846	169,492	210,058
Restricted stock units(5)	603,643	1,237,803	82,310	192,056	137,183
Total	2,343,030	2,880,043	1,029,095	669,548	643,241

(1)

Reflects (i) for Messrs. Clements and Wilson, an amount equal to two times the average of the executive officer’s annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus two times the average of his target bonus in effect for the year in which termination occurs and his actual bonus for the immediately preceding year; and (ii) for Messrs. Meeks, Surface and Fischer, an amount equal to the executive officer’s annual base salary in effect immediately preceding the executive officer’s termination plus his target bonus in effect immediately preceding the executive officer’s termination. The cash severance is paid in equal installments over a two-year period, in the case of Messrs. Clements and Wilson, or a one-year period, in the case of Messrs. Surface and Fischer. In the case of Mr. Meeks, his salary is payable over a one-year period and his bonus is payable within 45 days following termination. Mr. Meeks will receive severance following his resignation for any reason or termination by us without Cause.

(2)

Reflects the cost of continued medical benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee-cost for such coverage), and (ii) the level of medical coverage selected by the executive.

(3)

Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by the executive, assuming the executive does not elect to be released from the remainder of the restrictive covenants period.

(4)

Reflects the difference between the Company’s closing stock price of $18.34 on December 31, 2013 and the exercise price of the executive’s outstanding, unvested stock options that become fully-vested and exercisable upon such termination in accordance with the terms of the underlying option agreement.

(5)

Represents the value of shares underlying outstanding restricted stock units, based on the Company’s closing stock price of $18.34 per share on December 31, 2013, which vest and convert to shares of common stock in accordance with the terms of the underlying restricted stock unit agreement.

Potential Payments Upon a Change in Control

The following table summarizes the approximate value of the payments that each of our Named Executive Officers would have received if (i) a change in control of the Company occurred on December 31, 2013, regardless of whether his employment was terminated in connection with the change in control, or (ii) a change in control of the Company occurred on December 31, 2013, and the Named Executive Officer terminated employment for Good Reason or we had terminated his employment without Cause as of such date.

All equity awards granted to the Named Executive Officers since 2012 include “double-trigger” change in control provisions. Specifically, in the event that a change in control occurs and a Named Executive Officer’s employment is terminated by us without Cause after the effective date of the change of control but prior to twelve (12) months following the change in control, then (i) with respect to stock options, any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable and (ii) with respect to restricted stock units, the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award will lapse and such awards will be deemed fully vested.

The table does not include values of awards that would vest normally on or prior to December 31, 2013:

	Change of Control (No Termination of Employment)					Change in Control and Termination of Employment By Executive for Good Reason; By Us Without Cause

	Mr. Clements ($)	Mr. Wilson ($)	Mr. Meeks ($)	Mr. Surface ($)	Mr. Fischer ($)	Mr. Clements ($)	Mr. Wilson ($)	Mr. Meeks ($)	Mr. Surface ($)	Mr. Fischer ($)
Cash severance(1)	-	-	-	-	-	3,880,800	3,277,743	790,000	693,000	666,000
Health care benefits continuation (2)	-	-	-	-	-	20,553	20,553	8,939	13,702	13,540
Health care benefits—lump sum payment (3)	-	-	-	-	-	6,851	6,851	-	-	-
Stock options(4)	570,330	624,007	131,611	131,611	183,000	689,387	732,240	147,846	169,492	210,058
Restricted stock units(5)	-	687,750	-	-	-	603,643	1,237,803	82,310	192,056	137,183
280 gross-up payment(6)	-	-	-	-	-	-	-	-	-	-
Total	570,330	1,311,757	131,611	131,611	183,000	5,201,233	5,275,190	1,029,095	1,068,250	1,026,781

(1)

Reflects (i) for Messrs. Clements and Wilson, an amount equal to two times the average of the executive officer’s annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus two times the average of his target bonus in effect for the year in which termination occurs and his actual bonus for the immediately preceding year; and (ii) for Messrs. Meeks, Surface and Fischer, an amount equal to the executive officer’s annual base salary in effect immediately preceding the executive officer’s termination plus his target bonus in effect immediately preceding the executive officer’s termination. The cash severance is paid in equal installments over a two-year period, in the case of Messrs. Clements and Wilson, or a one-year period, in the case of Messrs. Surface and Fischer. In the case of Mr. Meeks, his salary is payable over a one-year period and his bonus is payable within 45 days following termination. Mr. Meeks will receive severance following his resignation for any reason or termination by us without Cause.

(2)

Reflects the cost of continued medical benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee-cost for such coverage), and (ii) the level of medical coverage selected by the executive.

(3)

Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by the executive, assuming the executive does not elect to be released from the remainder of the restrictive covenants period.

(4)

Reflects the difference between the Company’s closing stock price of $18.34 on December 31, 2013 and the exercise price of the executive’s outstanding, unvested stock options that become fully-vested and exercisable upon a change in control in accordance with the terms of the underlying option agreement.

(5)

Represents the value of shares underlying outstanding restricted stock units, based on the Company’s closing stock price of $18.34 per share on December 31, 2013, which vest and convert to shares of common stock upon a change in control in accordance with the terms of the underlying restricted stock unit agreement.

(6)

The calculation of the estimated 280G gross-up payment is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, and a 1.45% Medicare tax rate. Neither Mr. Clements nor Mr. Wilson would have incurred a 280G excise tax in connection with a change in control and termination of employment occurring on December 31, 2013. Messrs. Meeks, Surface and Fisher are not entitled to a gross-up payment under their employment agreements.

COMPENSATION OF DIRECTORS

2013 Compensation of Directors

The following table sets forth the compensation paid by us to the members of the Board of Directors of the Company for all services in all capacities during 2013:

Name (1)	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(6)	Total ($)
Gerald S. Armstrong (2)	58,928	50,000	108,928
Charles E. Commander, III (3)	73,710	—	73,710
Joseph D. Hinkel	66,534	50,000	116,534
Merrick R. Kleeman	50,000	50,000	100,000
Mitchell M. Leidner	51,534	50,000	101,534
W. Radford Lovett, II	51,534	50,000	101,534
Arrington Mixon (4)	21,003	50,000	71,003
Robert J. Mylod, Jr.	55,000	50,000	105,000
Russell B. Newton, III	51,534	50,000	101,534
William Sanford	50,000	50,000	100,000
Richard P. Schifter	100,000	—	100,000
Alok Singh	100,000	—	100,000
Scott M. Stuart	107,500	—	107,500

(1)	Messrs. Clements and Wilson served on the Board of Directors of the Company in 2013. Neither Messrs. Clements nor Wilson were compensated for their service on the Board of Directors.

(2)

As described in footnote (3) below, Mr. Commander did not stand for re-election at the Company’s annual stockholder meeting on May 23, 2013, or 2013 Annual Meeting. On May 31, 2013, our Board of Directors appointed Mr. Armstrong to serve as Chairperson of the Risk Committee and a member of the Audit Committee.

(3)	Mr. Commander reached the mandatory retirement age as set forth in Company’s Corporate Governance Guidelines and did not stand for re-election at the 2013 Annual Meeting.

(4)

Ms. Mixon joined our Board of Directors on July 23, 2013. Ms. Mixon received a prorated portion of her Board of Directors and committee retainer fees for the third quarter of 2013 and the full amount of her Board of Directors and committee retainer fees for the fourth quarter of 2014.

(5)	The amounts in this column reflect the sum of the retainer, meeting and special fees earned by each director as shown below:

Name	Annual Retainer ($)	Committee Chair Retainer ($)	Committee Member Retainer ($)(a)	Cash Compensation in Lieu of Equity ($) (b)	Director Service Fee ($)(c)
Gerald S. Armstrong	50,000	5,860	3,068
Charles E. Commander, III	19,758	3,952			50,000
Joseph D. Hinkel	50,000	15,000	1,534
Merrick R. Kleeman	50,000
Mitchell M. Leidner	50,000		1,534
W. Radford Lovett, II	50,000		1,534
Arrington Mixon	17,935		3,068
Robert J. Mylod, Jr.	50,000	5,000
Russell B. Newton, III	50,000		1,534
William Sanford	50,000
Richard P. Schifter	50,000			50,000
Alok Singh	50,000			50,000
Scott M. Stuart	50,000	7,500		50,000

(a)	Reflects the pro-rated portion of the $5,000 annual fee for services as a member of the Audit Committee and Risk Committee.

(b)	Reflects $50,000 in cash compensation in lieu of restricted stock units having an equivalent value, as described in greater detail in the narrative following this table.

(c)	Reflects a $50,000 director service fee as described in greater detail in the narrative following this table.

(6)

With respect to all directors other than Ms. Mixon, this amount reflects the aggregate grant date fair value of 3,146 restricted stock units granted on May 23, 2013, computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units was determined by reference to the closing price of the shares on the grant date. The restrictions on the restricted stock units lapse on May 23, 2014, one year from the date of grant.

With respect Ms. Mixon only, this amount reflects the aggregate grant date fair value of 3,331 restricted stock units granted on September 10, 2013, computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units was determined by reference to the closing price of the shares on the grant date. The restrictions on the restricted stock units lapse on September 10, 2014, one year from the date of grant.

Other than the restricted stock units identified above, our non-employee directors do not hold any unvested stock awards or any option awards.

Description of Director Compensation Program

Our cash compensation program for non-employee directors serving on our Board of Directors consists of:

Fees (1)	Full Board of Director ($)	Audit Committee ($)	Risk Committee ($)	Compensation Committee ($)	Nominating & Corporate Governance Committee ($)
Annual Board of Director Retainer Fee	50,000
Annual Committee Chairperson Retainer Fee		15,000	10,000	7,500	5,000
Annual Committee Membership Retainer Fee		5,000	5,000

(1) All fees are payable on a quarterly basis.

In September 2013, our Board of Directors approved an additional annual fee of $5,000 for serving as a member of the Audit Committee and Risk Committee. All members of each committee are eligible for such compensation, including the chairperson of each committee. The Board of Directors determined that it was appropriate to recognize the significant responsibilities and workload associated with being a member of the Audit Committee and Risk Committee.

From time to time, our directors are encouraged to attend Director Workshops held by the Office of the Comptroller of the Currency. In addition to reimbursing those directors who attend such meetings all reasonable travel expenses, hotel and meals, we pay such directors an attendance fee of $1,500 per meeting.

In addition to the cash compensation component described above, each non-employee director of our Board of Directors is eligible to receive an annual award of restricted stock units having a value of $50,000. As noted above, non-employee directors associated with certain institutional holders will receive $50,000 in cash compensation in lieu of the restricted stock units in light of various regulatory considerations. The restrictions will lapse on each such annual grant of restricted stock units in full one year from the grant date. Those non-employee directors receiving cash in lieu of restricted stock units will receive the $50,000 on the same date the restrictions lapse on the restricted stock units. After completion of our 2013 Annual Meeting and the re-election of our Class I directors, we either granted restricted stock units or accrued for the $50,000 cash payment in lieu of restricted stock units to all of our non-employee directors. Although Ms. Mixon joined our Board of Directors after the 2013 Annual Meeting, the Board of Directors determined to award Ms. Mixon restricted stock units that have a value of $50,000. The number of restricted stock units granted was determined based on the closing price of our common stock on the grant date.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Director and committee meetings. We do not compensate our directors who are employed by us for their services as directors.

Certain of our directors who joined our Board of Directors on or before December 30, 2010, and who continued to serve for a minimum of five years, were eligible to receive a $5,000 credit for each year of service on our Board of Directors up to $50,000 payable upon their departure from our Board of Directors. These deferred amounts are not eligible for above-market or preferential earnings. This policy was frozen in December 2010 and is not available to directors who joined our Board after such date. Each of our non-employee directors, with the exception of Messrs. Armstrong, Hinkel and Mixon, is eligible to receive a payment of up to $50,000 when they leave our Board, the exact amount of which will depend on the years of service on our Board. Mr. Commander received the full $50,000 upon his departure from the Board of Directors following the 2013 Annual Meeting.

Stock ownership guidelines for non-employee directors

We require our non-employee directors to own a meaningful equity stake in the Company to further align their economic interests with stockholders. Our directors are required to own a number of shares of Company stock having a value of not less than $150,000. All shares held or controlled by a director are considered in determining compliance with this ownership requirement, including, but not limited to, direct and indirect holdings and unvested restricted stock units granted by the Company. Each director will be required to hold shares of Company stock until he satisfies the Stock Ownership Guidelines; provided, however, that any such person is permitted to sell a sufficient amount of shares to pay the related income taxes due in connection with the vesting of restricted stock units. Currently, each non-employee director, other than Mr. Sanford and Ms. Mixon, owns the requisite number of shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding shares of our common stock authorized for issuance under equity compensation plans as of December 31, 2013:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category	(a)(2)	(b)(3)	(c)(4)
Equity compensation plans approved by security holders (1)	10,847,490	$12.354	14,165,994
Equity compensation plans not approved by security holders	-	-	-
Total	10,847,490		14,165,994

(1)	Includes the Equity Incentive Plan, the 2005 Plan and the Predecessor Plan.

(2)

Includes (i) 532,788 options to purchase shares of our common stock granted under the Equity Incentive Plan; (ii) 301,218 restricted stock units granted under the Equity Incentive Plan; (iii) 9,807,845 options to purchase shares of our common stock granted under the 2005 Plan; (iv) 33,389 restricted stock units granted under the 2005 Plan; (v) 134,250 options to purchase shares of our common stock granted under the Predecessor Plan; and (vi) 37,500 restricted stock units under the Predecessor Plan.

(3)	Calculation of weighted-average exercise price includes options but does not include restricted stock units that convert to shares of common stock for no consideration.
(4)

Includes 2,692,022 shares available for issuance pursuant to grants of full-value stock awards (such as restricted stock, restricted stock units and performance shares) under the Equity Incentive Plan. No future grants may be awarded under the 2005 Plan or the Predecessor Plan.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board recommends that the stockholders ratify the selection of Deloitte & Touche LLP. In the event that the selection is not ratified by the required stockholder vote, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year, but the vote would be considered by the Audit Committee in connection with the engagement of independent auditors for 2015.

Deloitte & Touche LLP has been engaged to provide auditing services and also to provide tax services and general accounting advice. In making this selection, the Audit Committee considered whether the engagement by the Company of Deloitte & Touche LLP for services other than audit services is compatible with Deloitte & Touche LLP’s independence.

Deloitte & Touche LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2013, and a representative of the firm will be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

Audit Fees and Other Fees

The aggregate fees paid to Deloitte & Touche LLP by the Company during 2013 and 2012 are set forth in the following table:

Type of Fees	2013 Fees ($)	2012 Fees ($)
Audit Fees	2,900,761(1)	2,843,519
Audit Related Fees	425,000	1,656,164
Tax Fees	647,875	716,760
All Other Fees	64,118	486,321
Total Fees	3,943,913	5,702,764
(1)	Includes reimbursable audit fees related to the Green Tree transaction.

Audit Fees

Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, SEC regulatory filings, various acquisitions, statutory audits, and financial audits of subsidiaries.

Audit Related Fees

Audit related fees include fees associated with reviews of the Company’s quarterly reports on Form 10-Q, and fees for assurance related to offerings of the Company’s securities, not reported under “Audit fees”.

Tax Fees

Tax fees include fees associated with tax compliance services, tax advice, and tax planning.

All Other Fees

All other fees were comprised of fees for permissible advisory services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of Deloitte & Touche LLP for audit or non-audit services. The Audit Committee has delegated to its chairperson the authority to pre-approve permissible non-audit services. Any such approval of non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends you vote “FOR” this Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of four directors, each of whom has been deemed independent by the Board, as required by applicable securities laws and regulations and rules of the NYSE, and financially literate based on standards adopted by the NYSE and the Board.

The Company’s audited financial statements as of and for each of the three years in the period ended December 31, 2013, are included in the Company’s Annual Report on Form 10-K for the 2013 fiscal year. The Company, acting through its management and the Board, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Deloitte & Touche LLP, independent auditors engaged by the Company, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and for annually auditing the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed with Deloitte & Touche LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence in relation to the Company.

The Audit Committee has discussed with the Company’s internal auditors and Deloitte & Touche LLP the overall scope and plans for their respective audits. The Committee regularly meets with the Company’s internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal accounting and financial reporting controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee approved including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Submitted by the Audit Committee:

Joseph D. Hinkel, Chairman

Gerald S. Armstrong

Mitchell M. Leidner

Arrington M. Mixon

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This Proposal 3, commonly known as a “Say on Pay” proposal, is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and provides our stockholders the opportunity to endorse or not endorse the Company’s executive compensation program by casting a vote either for or against the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative in this Proxy Statement.”

The Compensation Committee and the Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis and other sections noted in the resolution, reflects a pay-for-performance culture at the Company that is rooted in the Company’s values. The Compensation Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the executives with both the short and long-term interests of the Company’s stockholders, while reducing incentives for unnecessary and excessive risk taking.

The Board encourages stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our Named Executive Officers, and the material factors that we considered in making those decisions, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers.

In making a decision, the Board asks that stockholders consider the following:

Pay For Performance Philosophy.

A substantial percentage of the compensation of all of our Named Executive Officers is variable and tied to the Company’s performance.

2013 Company Performance.

In 2013, our Named Executive Officers allowed us to enhance our profitability and value proposition for our stockholders while executing on several key strategic initiatives that have positioned us well for sustainable organic growth across our business channels and continued long-term success.

Compensation Decisions.

The compensation decisions made with respect to the Named Executive Officers in 2013 were consistent with the Company’s compensation philosophy and pay-for-performance culture.

In accordance with applicable law, this vote is “advisory,” meaning it will not be binding on the Board. However, the Board values stockholders’ opinions and the Compensation Committee will take into account the outcome of this vote when determining future executive compensation arrangements.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends a vote “FOR” the resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

As described in Proposal 3 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote approving the compensation paid to the Company’s Named Executive Officers as described in this Proxy Statement, which is referred to as a “Say on Pay” vote.

This Proposal 4, commonly known as a “Say When on Pay” or a “Say on Frequency” vote, is required pursuant to Section 14A of the Exchange Act and provides our stockholders the opportunity to vote on how frequently the Company’s stockholders should be given an opportunity to cast a “Say on Pay” vote at future annual stockholder meetings (or any special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, you may vote to have a “Say on Pay” vote take place every year, every two years or every three years. You may also choose to abstain.

The Compensation Committee and the Board recognize the importance of receiving regular input from the Company’s stockholders on important issues such as executive compensation. The Compensation Committee and the Board also believe that a well-structured compensation program should include features that drive the creation of stockholder value over the long term, as well as the short term.

While acknowledging that many stockholders may believe that the effectiveness of a compensation program that focuses on both long-term and short-term interests cannot be evaluated on an annual basis, the Compensation Committee and the Board believe that, initially, it should receive advisory input annually from the Company’s stockholders. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

In accordance with applicable law, this vote is “advisory,” meaning it will not be binding on the Board. However, the Board values stockholders’ opinions and will take into account the outcome of this vote when determining how often to hold a “Say on Pay” vote.

BOARD OF DIRECTORS RECOMMENDATION

The Board unanimously recommends a vote for holding the Say on Pay vote “Every Year”.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholder proposals intended to be presented at the Company’s 2015 annual meeting of stockholders must be received by the Company, at its principal office at 501 Riverside Ave., Jacksonville, Florida, 32202, not earlier than November 2, 2014 and not later than December 2, 2014, for consideration for possible inclusion in the proxy statement relating to that meeting.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder even if the proposal is not to be included in the Company’s proxy statement, the Company’s by-laws provide that the stockholder must give timely notice in writing to the Company’s Corporate Secretary at least ninety (90) days, but no more than one hundred twenty (120) days prior to the anniversary of the date on which we first mailed or delivered our proxy materials or Notice of Internet Availability of Proxy Materials, as applicable, for the preceding year’s annual meeting; provided that in the event that the Company’s 2015 Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Any notice must include the following information: (i) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such stockholder; (iii) the class and total number of shares of all stock of the Company that are owned beneficially or of record by the stockholder and any affiliates or associates of the same; (iv) the name of each nominee holder of shares of stock of the Company owned beneficially but not of record by such stockholder, and the class and total number of shares of all stock of the Company held by such nominee holder; (v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, the effect or intent of any of the foregoing to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Company; (vii) a description of all agreements, arrangements, or understandings (whether written or oral) between such stockholder, or any affiliates or associates of such stockholder, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such stockholder, and any material interest of such stockholder, or any affiliates or associates of such stockholder, in such nomination, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder; (viii) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and (ix) any other information relating to the stockholder that Regulation 14A of the Securities Exchange Act of 1934, as amended, requires us to disclose.

A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Company does not receive proper notice of the matter within the time frame described above.

The by-laws of the Company include provisions requiring advance notice of a stockholder’s nomination of members of the Board. For a description of the procedure please see “Board Composition-Stockholder Nominations for Election to the Board” above.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirement for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to all holders at that address. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible. Stockholders who participate in householding will receive separate proxy cards.

Because we are using the SEC’s notice and access rule and are delivering proxy materials electronically, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate Notice of Internet Availability of Proxy Materials. However, certain brokerage firms, banks, or similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held in street name should contact their broker if they now receive (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, EverBank Financial Corp, 501 Riverside Ave., Jacksonville, Florida 32202 or call us at 904-281-6000.

Other Business

The Company does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.

EVERBANK FINANCIAL CORP 501 RIVERSIDE AVENUE 12TH FLOOR JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69303-P48329                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

EVERBANK FINANCIAL CORP			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
01) W. Blake Wilson 02) Mitchell M. Leidner 03) William Sanford 04) Richard P. Schifter
The Board of Directors recommends you vote FOR proposals 2 and 3, and every 1 Year for proposal 4:								For	Against	Abstain
2.	The ratification of the Audit Committee’s selection of Deloitte & Touche LLP as EverBank Financial Corp’s independent registered public accounting firm for the fiscal year ending December 31, 2014.							☐	☐	☐
3.	An advisory vote to approve EverBank Financial Corp’s executive compensation, commonly referred to as a “say on pay” vote.							☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	An advisory vote on the frequency of “say on pay” votes.						☐	☐	☐	☐
NOTE: The Proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting and any postponement or adjournment thereof.
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

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M69304-P48329

EVERBANK FINANCIAL CORP Annual Meeting of Stockholders May 22, 2014 at 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas A. Hajda and Jean-Marc Corredor or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERBANK FINANCIAL CORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on May 22, 2014, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, FL 32202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side